UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. —)

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Soliciting Material Pursuant to ss.240.14a-12

CNX RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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New Energy. New Promise.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS &

2018 PROXY STATEMENT

CNX Center 1000 CONSOL Energy Drive, Suite 400 Canonsburg, Pennsylvania 15317 Telephone (724) 485-4000 March 29, 2018

Annual Meeting of Shareholders – May 9, 2018

Dear Shareholder:

On behalf of the entire Board of Directors of CNX Resources Corporation (“CNX” or the “Corporation”), I cordially invite you to attend CNX’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”) on May 9, 2018, at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Wright Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania.

In 2017, we completed many of the strategic initiatives that had been underway for a number of years. Most significantly, we completed the separation of our gas and coal businesses — a transformative transaction for an over 150 year-old company. In addition to this transformational transaction, we continued our share repurchase program; proved the commercial viability of the deep dry Utica Shale in our central Pennsylvania operating area; and achieved total average production of 1.1 billion cubic feet of natural gas equivalents per day.

Immediately after the 2017 fiscal year ended, on January 3, 2018, we acquired 100% of the general partner interest in CNX Midstream Partners LP (“CNXM”), a master limited partnership that provides gathering services to CNX and third parties. CNX will benefit from an amended gas gathering agreement and owning 100% of the general partner of CNXM by having increased control and flexibility with respect to the scope and timing of midstream development, and expects the new ownership structure will also facilitate future dropdowns into CNXM.

As a result of these net asset value - (“NAV”) enhancing endeavors, we are singularly focused on our future as a premier Appalachian exploration and production (“E&P”) company with a non-replicable stacked pay opportunity-set (one in which subsurface productive intervals are stacked atop each other) driving economies of scale and superior economics. We are positioned to maintain our net leverage ratio at or below 2.5 times by 2018 fiscal year-end, which will allow us to continue to execute on our $450 million share repurchase program. We have been successful in strategically positioning CNX to go on the offensive and continue to differentiate ourselves as best-in-class capital allocators unlocking the intrinsic value of our tier one assets. This is an exciting time in CNX’s history, and the future is bright on many levels.

The accompanying proxy statement contains important information about the Annual Meeting, our nominees for election as directors, and executive compensation, among other important disclosures. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date, and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the internet or telephone.

If you plan to attend the Annual Meeting, please bring a valid government-issued photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from your broker or nominee confirming your ownership as of the record date.

Thank you for your investment in CNX, and I hope you will be able to join us at this year’s Annual Meeting.

Sincerely,

Will Thorndike

Chairman of the Board

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Notice of Annual Meeting of Shareholders

To be held on May 9, 2018

10:00 a.m. (EST)

Hyatt Regency Pittsburgh International Airport, Wright Room,

1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231

Notice is hereby given that the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of CNX Resources Corporation (“CNX” or the “Corporation”) will be held on May 9, 2018, at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Wright Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, for the following purposes:

1.	To elect six directors to hold office in accordance with our Amended and Restated Bylaws;

2.	To ratify the anticipated selection of Ernst & Young LLP, an independent registered public accounting firm, as CNX’s independent auditor for the fiscal year ending December 31, 2018; and

3.	To approve, on an advisory basis, the compensation paid to our named executives in 2017, as reported in this Proxy Statement.

By resolution of the Board of Directors, we have fixed the close of business on March 12, 2018 as the record date for determining the shareholders of CNX entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The proxy materials are first being released or mailed to shareholders on March 29, 2018. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by internet (as described in the enclosed proxy card or voting instruction card) or by completing and returning the enclosed proxy card or voting instruction card, which requires no postage if mailed in the United States. Your prompt response will be helpful and your cooperation is appreciated. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

March 29, 2018

Sincerely,

Stephanie L. Gill

Vice President, General Counsel and
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be Held on May 9, 2018: The Proxy Statement, form of proxy, Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and related materials are available free of charge at www.edocumentview.com/CNX or may be obtained by contacting the Investor Relations Department at the address and phone number on the preceding page.

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PROXY SUMMARY

This Proxy Summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

Where, When and Who?

●	Time and Date:	Wednesday, May 9, 2018, at 10:00 a.m. Eastern Time
●	Place:	Hyatt Regency Pittsburgh International Airport, Wright Room
1111 Airport Boulevard
Pittsburgh, Pennsylvania 15231
●	Record Date:	March 12, 2018
●	Voting:	Shareholders of CNX as of the record date are entitled to vote. Each share of CNX common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Proposals Requiring Your Vote

Your vote is very important to us and to our business. Please cast your vote immediately on all of the proposals to ensure that your shares are represented.

		Board
Item	Proposal	Recommendation	Page

1	Election of Directors	FOR	27
	The six Director nominees possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to Management.

2	Ratification of Anticipated Selection of Ernst & Young LLP (“EY”)	FOR	68
	The Audit Committee approved the retention of EY as the Corporation’s independent auditor for fiscal year 2018. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s anticipated selection of the independent auditor.

3	Advisory Approval of Named Executive Compensation	FOR	69
	The Corporation’s executive compensation programs are designed to create a direct linkage between shareholder interests and Management with incentives specifically tailored to the achievement of financial, operational and stock performance goals.

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Board Nominees

The following table provides summary information about each director nominee as of March 12, 2018. Each director of CNX is elected annually by a majority of votes cast.

					Current
		Director			Committee
Name	Age	Since	Occupation	Independent	Memberships
J. Palmer Clarkson	61	2017	President and Chief Executive Officer of Bridgestone HosePower, LLC	Yes	● CC
					● HSE*
					● NCG
William E. Davis	75	2004	Former Chairman and Chief Executive Officer of Niagara Mohawk Power Corporation	Yes	● AC
					● CC*
					● HSE
Nicholas J. DeIuliis	49	2014	CNX President and Chief Executive Officer	No	● HSE

Maureen E. Lally-Green	68	2013	Dean of Duquesne University School of Law; Former Judge, Superior Court of Pennsylvania	Yes	● CC
					● HSE
					● NCG*
Bernard Lanigan, Jr.	70	2016	Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc.	Yes	● AC*
					● HSE
					● NCG
William N. Thorndike, Jr.,	54	2014	Managing Director of Housatonic Partners	Yes	● AC
Chairman					● CC
					● HSE

*	Committee Chair
AC	Audit Committee
CC	Compensation Committee
HSE	Health, Safety and Environmental Committee
NCG	Nominating and Corporate Governance Committee

Who We Are and What We Stand For

One of the cornerstones of our legacy has been the ability to adapt, innovate, and reinvent over many decades. The capacity to navigate through constantly changing external conditions has led CNX to more than 150 years of successful operation. Our mission is to empower our team to embrace and drive innovative change that creates long-term value for our shareholders, enhances our communities, and delivers energy solutions for today and tomorrow.

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Business/Strategic Highlights

●	Executed on Transformative Transaction. Effective November 28, 2017, CNX followed through on its strategic vision to transform into a pure play E&P company with operations focused in the Appalachian Basin. This transformation occurred through the spin-off of our historical coal business (the “Separation”), resulting in the formation of two, independent, publicly-traded companies: a company dedicated to coal extraction, which retained the name CONSOL Energy Inc. (NYSE: CEIX), and our company, operating under the new name CNX Resources Corporation (NYSE: CNX). Today, CNX is focused solely on natural gas exploration, development, and production. The Separation allowed us to position each new company to focus on their respective industries and market segments. In 2018, we continue our transformational journey as a singularly focused, industry-leading E&P company.

“This transformational transaction is the culmination of a strategy over a decade in the making. Our objective was to once again transform a 150-year old institution, which owns and operates some of the best natural gas and coal assets in the world. We have accomplished that goal and, in doing so, positioned two new companies to dedicate singular focus to their individual industries and market segments. The E&P company is now one of the premier pure-play natural gas E&P companies with a significant Marcellus and Utica Shale legacy acreage position, low-cost structure, and stacked pay opportunities, while the coal company holds some of the best coal assets in the world and is positioned to dominate the coal space for years to come.”

- Nicholas DeIuliis, President and Chief Executive Officer

●	Purchased General Partner Interest in CONE Gathering LLC. In addition to the Separation, which resulted in two publicly-traded companies – CNX, a natural gas E&P company, and CONSOL Energy Inc., a coal company – we further solidified our focus and commitment to growth in the E&P space by finalizing our acquisition of Noble Energy’s 50% membership interest in CONE Gathering LLC (signed in December 2017 and closed in January 2018), which holds the general partner interest and incentive distribution rights in CONE Midstream Partners LP, a master limited partnership that provides gathering services to CNX and third parties (the “CONE Transaction”). As part of the closing, each entity was rebranded to CNX Gathering LLC and CNX Midstream Partners LP, respectively. This acquisition, along with the concurrent amendments to the existing gas gathering agreements, will help us unlock the stacked pay potential of the core of southwest Pennsylvania and capitalize on economies of scale to support accelerating drilling activity and production moving forward.

●	Continued Commitment to Our Corporate Core Values. 2017 was a transformative year for CNX. With the launch of our new company, we outlined a set of corporate core values (as shown on the prior page) aimed at delivering on our operational objectives with excellence. In 2017, E&P division employees operated with a total recordable incident rate (TRIR) of 0.72 and a contractor TRIR of 1.20. While our safety incident rate remains nearly two times lower than industry averages, we continue to focus on reducing our risk profile by, for example, identifying efficiencies to reduce overall cycle times. Our focus on health, safety, and environmental awareness is unwavering, as we always place emphasis on individual responsibility and an ownership mentality in the pursuit of excellence regarding operational performance.

●	Focused on Efficient Capital Allocation. We remain focused on increasing long-term NAV per share by unlocking the inherent value of our best-in-class assets. We create value by prudently allocating capital to developing those assets or other accretive opportunities, and continue to focus on improving our capital efficiency and reducing our finding and development costs. Through the use of data-driven modeling and simulations, we already have achieved some of the lowest finding and development costs in the industry over the last five years. In 2017, selling, general and administrative per unit expense and E&P operating unit costs continued to decrease. These examples illustrate the change in mindset from years past, and we expect to continue applying these concepts moving forward, as we focus our capital allocation on our core business.

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Compensation Highlights

2017 was an extraordinary year for CNX, as we underwent the transformative process to a pure-play E&P company. On November 28, 2017, CNX completed the Separation, as we transferred our coal business to CONSOL Mining Corporation, which is now known as CONSOL Energy Inc. (“CONSOL Energy”). Against this backdrop, CNX has remained committed to executive compensation programs that drive long-term value for our shareholders.

●	Adopted Plans that Align Management with Shareholders in Both Weak and Strong Markets. Prior to and following our transformation to a pure-play E&P company, our executive compensation program goals (established at the beginning of 2017) aligned directly with corporate and shareholder interests in stock price performance, cash flow generation, natural gas production, and safety and environmental goals.

–	Approved a Straightforward 2017 STIC Focused on Generating Free Cash Flow. In 2017, our annual Short-Term Incentive Compensation Program (“STIC”) for the performance period ending December 31, 2017 focused on the key goal of generating free cash flow, with modifiers relating to safety, environmental, and production goals that could impact awards as much as +/- 30%. As such, the 2017 STIC was based entirely on objective performance metrics. CNX successfully executed a strategy to generate free cash flow in 2017, with goal achievement above target, as determined by the Board.

–	Approved LTIC Programs that Continue to Focus on Stock Price Appreciation. Under our current Long-Term Incentive Compensation Programs (“LTICs”), executives receive the majority of their long-term equity awards in the form of performance share unit (“PSU”) awards that vest over a five-year period, based on the achievement of absolute and relative stock price goals. The performance goals applicable to the 2017 tranche of the 2016 PSU awards were achieved at more than a maximum performance level, with the 2017 tranche of the 2017 PSU awards not being earned.

CNX’S SHARE PRICE FULL-YEAR 2017

–	Recognized for Further Aligning New Programs with Shareholder Interests. An overwhelming majority – over 94% – of the shares voted at our 2017 Annual Meeting of Shareholders approved our 2016 executive compensation program. In light of the challenging economic environment that E&P companies are facing, Mr. DeIuliis declined an increase to his cash compensation (salary and target STIC award) for 2017 and again for 2018. Additionally, our STIC and LTIC programs continue to address significant business goals and CNX’s absolute and relative stock price performance.

CNX PERCENTILE RANKINGS FOR 2017 AMONG 2018 PEER GROUP

Average Target Total Direct
Compensation for Named Executives	Total Shareholder Return	Revenue	Market Capitalization
50th percentile(1)	51st percentile	57th percentile(2)	37th percentile(3)
(1)	Average total direct compensation includes base salary, annual incentive payment and target value of long-term incentives measured as of the January 31, 2017 grant date for the following named executives: Messrs. DeIuliis, Rush, Johnson, and Dugan.
(2)	Based on CNX’s revenues of $1.5 billion in 2017 (E&P business only).
(3)	Based on CNX’s market capitalization of $3.3 billion (as of December 31, 2017 and after $103 million of stock repurchases for that year).

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●	Designed CEO Compensation with 90% At-Risk and Aligned with Shareholder Interests. In January 2017, the Board established our CEO’s target total direct compensation to be 90% at-risk, consisting of target STIC (approximately 13%) and target LTIC (approximately 77%), based on compensation values approved by the Compensation Committee. By making a significant portion of Mr. DeIuliis’ compensation at-risk, his interests are tightly aligned with those of our shareholders. In short, the CEO will realize most of his target compensation only if value is delivered to CNX’s shareholders.

CNX 2017 CEO TARGET PAY MIX

●	Paid CEO on Target with 2015-2017 TSR Ranking Among Peers. When examining our CEO’s total direct compensation (salary, STIC, and LTIC) relative to our 2018 peer group over the past three years, Mr. DeIuliis’ compensation, shown on the vertical axis, ranks in the 64th percentile, while relative total shareholder return (“TSR”) performance over the same period was approximately at the 51st percentile.

CNX vs. PEER GROUP PAY ALIGNMENT

3-YEAR CEO TOTAL DIRECT COMPENSATION & TSR*

*	The shaded area is intended to represent “reasonable” CEO compensation relative to TSR. Compensation is measured using 2015 - 2017 CNX pay and publicly available peer pay (2014-2016). Compensation is defined as (i) total direct compensation (consisting of base salary, bonus, and the aggregate grant date fair value of the LTIC (for 2017, measured as of January 31, 2017 grant date for CNX, which values are set forth in the Summary Compensation Table (“SCT”) on page 50)) and (ii) all other compensation as disclosed in the SCT.

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●	CEO W-2 Pay Below Summary Compensation Table Reported Pay. The below chart demonstrates that Mr. DeIuliis’ W-2 pay for 2015 through 2017 was significantly less than the amounts reported in the “SEC Total” column of the SCT. With respect to 2016, the discrepancy between W-2 pay is particularly significant and emphasizes the disconnect between compensation reported in the SCT, as required by SEC and accounting rules, and the pay actually received by Mr. DeIuliis for tax purposes in any given year.

2015 - 2017 CEO COMPENSATION:

SUMMARY COMPENSATION TABLE (or “SCT”)(1) vs. W-2 PAY(2)

(1)	SCT information includes the following for each respective year: salary, STIC, LTIC, change in pension values, and all other compensation.
(2)	The W-2 information with respect to CNX only includes the following for each respective year: base salary paid in that year, STIC paid in that year, LTIC that vested in that year, and taxable perquisites received in that year.

●	Meaningful Stock Retention Requirements for Named Executives. Consistent with past practice and for equity awards granted in 2017, executive officers must keep half of any shares vested (net of taxes) until the earlier of (i) the participant’s retirement at age 62 or (ii) 10 years from the Board-determined grant date. In January 2018, we increased the stock ownership guidelines to 3.5 times salary for our current named executives (except for our CEO, whose guideline already is 5.5 times salary). Notably, each of our current named executives holds more than 100% of his required guideline, and our CEO holds CNX equity in an amount that exceeds 17 times his salary.

●	Prohibited Tax Gross-Ups for Named Executives. In 2017, CNX maintained its policy prohibiting tax gross-ups for our named executives (except those provided for in the change in control agreements for Messrs. DeIuliis and Johnson, which were entered into prior to April 2009).

●	Maintained Executive Compensation Clawback Policy. CNX continues to maintain a clawback policy that generally provides the Compensation Committee with the discretion to seek recovery of performance-based cash and equity compensation paid to an executive officer in connection with an accounting restatement due to misconduct of that officer.

●	No Accelerated Stock Vesting Upon Normal or Early Retirement. CNX’s current award agreements do not allow accelerated vesting of equity awards when an employee leaves as a result of normal or early retirement.

●	No Employment Agreements with Named Executives. CNX does not have any employment agreements with its named executives.

●	No Hedging or Pledging Policy Regarding CNX Stock. CNX continues to maintain “no hedging” and “no pledging” policies that generally prohibit employees from engaging in hedging or pledging transactions with our stock.

Corporate Governance and Compliance Highlights

●	Nominated all Independent Directors for the 2018-2019 Board Year (except the CEO). Each nominee for election at the upcoming Annual Meeting qualifies as an independent director in accordance with the standards of the New York Stock Exchange. We continue to balance the Board by introducing Board members with new perspectives with the more seasoned perspectives of our longer tenured directors. See the diagram to the right.

CNX BOARD TENURE - DIRECTOR NOMINEES

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●	Reduced Size of the Board. As a result of the Separation, the size of our Board was reduced from eleven to six members to provide for a more efficient and nimble Board, while also saving the company approximately $1.35 million.

●	Maintained Separate Chairman and CEO Roles. CNX has maintained separate Chairman and CEO roles since 2014, and Mr. Thorndike currently serves as the independent Chairman of the Board. This separation of roles will continue for the 2018-2019 Board year.

●	No Poison Pill. CNX does not maintain a poison pill.

●	Maintained Annual Full Board Elections, with a Majority Vote Standard and Resignation Policy. Since CNX’s stock has been publicly traded, all Director elections are held on an annual basis to provide our shareholders with regular input on the composition of our Board, and ultimately, of management. Directors must be elected by a majority of votes cast, and a Director must offer to resign from the Board if he or she is not re-elected at an annual meeting of shareholders.

●	Expanded Gender Diversity on the Management Team. CNX believes strongly in diversity throughout our organization and has promoted women to several leadership positions at CNX, including the Vice President – General Counsel and Human Resources, the Vice President – Development, and the Vice President – Financial Planning Analysis.

●	Implemented a Formal Corporate Compliance Program. We believe that the establishment and implementation of a formal Compliance Program is a necessary step to ensure best practices with respect to compliance measures and to promote the highest level of compliance efforts throughout the organization. Although many of the matters referenced in the Compliance Program are already part of our normal course of business operations, we believe it is best practice to consolidate these matters into one document.

●	Provided Transparency Through Proactive Shareholder Outreach. We have issued annual Corporate Responsibility Reports since 2012, and our Seventh Corporate Responsibility Report will be published in Spring 2018. Additionally, on March 13, 2018, we held our Analyst and Investor Day in furtherance of our commitment to transparency with our stakeholders.

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INFORMATION ABOUT THE ANNUAL MEETING

The enclosed proxy is being solicited by the Board to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 9, 2018, at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Wright Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231.

The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Voting

The persons named as proxies on the accompanying proxy card have informed CNX of their intention, if no contrary instructions are given, to vote the shares represented by such proxies as follows:

●	in favor of the election of those persons nominated as set forth in this Proxy Statement to serve as directors of CNX (Proposal no. 1);
●	in favor of the ratification of the anticipated selection of EY, an independent registered public accounting firm, as the independent auditor of CNX for the fiscal year ending December 31, 2018 (Proposal no. 2);
●	in favor of, on an advisory basis, the compensation paid to our named executives in 2017 (Proposal no. 3); and
●	in accordance with their judgment on any other matters which may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Shareholders.

Record Date and Vote Required for Approval

The record date with respect to this solicitation is March 12, 2018 (the “Record Date”). All holders of record of CNX common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, CNX had 230,019,469 shares of common stock outstanding. Each share of common stock is entitled to one vote. Shareholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of common stock of CNX as of the Record Date entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

●	Director Elections: Assuming a quorum, the election of directors at the Annual Meeting will be by ballot and a majority of the votes cast at the Annual Meeting is required for each director nominee to be elected. Under our Amended and Restated Bylaws, this means that the number of votes cast “for” a director’s election must exceed 50% of the total number of votes cast with respect to that director’s election. Votes cast include direction to withhold authority.
●	Independent Auditor and Executive Compensation Vote: Assuming a quorum, the vote to ratify the anticipated selection of EY as the independent auditor of the Corporation for the fiscal year ending December 31, 2018 and the advisory vote to approve the compensation paid to our named executives in 2017 as reported in this Proxy Statement will be determined by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as Proposal Nos. 1 and 3, although they may vote their clients’ shares on “routine matters,” such as Proposal No. 2. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and have no effect on the outcome. Abstentions have the same effect as votes against the matter, except in the case of Proposal No. 1, where abstentions would not have an effect on the outcome. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

The voting instruction form also serves as the voting instructions for the trustees who hold shares of record for participants in the CNX Resources Corporation Investment Plan for Salaried Employees. If voting instructions representing shares in this plan are not received, those shares will not be voted.

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Director Resignation Policy

Our Amended and Restated Bylaws provide that if an incumbent director is not elected at a meeting for the election of directors and no successor has been elected at such meeting, the director must tender his or her resignation promptly to the Board. The Nominating and Corporate Governance (“NCG”) Committee of the Board will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the NCG Committee’s recommendation, and publicly disclose its decision and the underlying rationale in a press release, a filing with the Securities and Exchange Commission (the “SEC”) or other broadly disseminated means of communication within 90 days from the date of the certification of the election results.

Revocation of Proxy

If you are the owner of record of shares of our common stock as of the close of business on the Record Date, you can revoke your proxy at any time before its exercise by:

●	sending a written notice to CNX at CNX Center, 1000 CONSOL Energy Drive, Canonsburg, PA 15317, attention: Corporate Secretary, bearing a date later than the date of the proxy that is received prior to the Annual Meeting, stating that you revoke your proxy;
●	submitting your voting instructions again by telephone or over the internet;
●	signing another valid proxy card bearing a later date than the proxy initially received and mailing it so that it is received by the Corporation prior to the Annual Meeting; or
●	attending the Annual Meeting and voting in person.

If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on your voting instruction card, or contact your bank, broker or other nominee in order to revoke your previously delivered proxy.

If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions provided by the shareholder. If a proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board. Attendance at the Annual Meeting without a request to revoke a proxy will not, by itself, revoke a previously executed and delivered proxy.

Proxy Solicitation

All costs relating to the solicitation of proxies will be borne by CNX. Georgeson LLC has been retained by CNX to aid in the solicitation of proxies at an estimated cost of $8,500, plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. Upon request, CNX will pay brokers and other persons holding shares of common stock in their names or in the names of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidentially by CNX. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of votes. The vote of any individual shareholder will not be disclosed except as may be necessary to meet applicable legal requirements.

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Attendance at the Meeting

Subject to space availability, all shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Because seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. Shareholders who attend may be asked to present valid picture identification, such as a driver’s license or passport, and may be issued a ticket for admission to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the Record Date must be provided during check-in at the registration desk at the Annual Meeting. If you require directions to the Annual Meeting, please contact CNX’s Investor Relations Office at (724) 485-4000.

CNX will provide to any shareholder, without charge and upon written request, a copy (without exhibits, unless otherwise requested) of CNX’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”) as filed with the SEC. Any such request should be directed to the CNX Resources Corporation Investor Relations Department, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, PA 15317.

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BOARD OF DIRECTORS AND COMPENSATION INFORMATION

Board of Directors and its Committees

Board of Directors

The business and affairs of CNX are managed under the direction of our Board. We do not have a policy regarding directors’ attendance at our Annual Meetings of Shareholders; however, all directors are encouraged to attend. All of the currently serving members of our Board attended the 2017 Annual Meeting.

Board Leadership Structure

Mr. Thorndike currently serves as our non-employee Chairman of the Board. He and Mr. DeIuliis, our current President and CEO, provide the Board and CNX with the skills, leadership, and direction that CNX needs as it continues to execute on its strategic business plan. The combined depth of experiences of Messrs. Thorndike and DeIuliis at the helms of our Board and CNX, respectively, promote decisive, thoughtful and well-reasoned leadership during a time when CNX has completed the Separation and is beginning its history as a pure-play E&P company.

Mr. Thorndike assumed the position of Chairman at the conclusion of the 2016 Annual Meeting. By selecting an independent director as the Chairman of the Board, our Board’s leadership structure, consistent with the significant changes occurring at CNX, has moved the Board into its next phase and continues to ensure clear accountability and enhance our ability to communicate a clear and consistent message and strategy to shareholders, employees, customers and suppliers.

All of our Board members (except the CEO) are independent. In addition, as indicated below, our Audit Committee, Compensation Committee and NCG Committee are composed entirely of independent directors, with independent chairs. We believe that the number of independent directors that comprise our Board, along with the independent oversight of the Board provided by our independent Chairman of the Board, benefits CNX and our shareholders.

Periodic Board Refreshment

The Board seeks to maintain an effective, well-rounded and financially literate Board.

BOARD PROCESS FOR IDENTIFICATION AND REVIEW OF DIRECTOR CANDIDATES TO JOIN OUR BOARD

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Risk Management

THE BOARD

● Oversees our risk management policies and practices, assesses major risks facing CNX, and reviews options for risk mitigation
● Monitors risks that have been delegated to a particular committee through reports provided by the respective committee chairpersons at each regularly-scheduled Board meeting

Audit Committee
● Assists the Board with policies related to risk assessment and risk management, compliance matters, and integrity of CNX’s financial statements
● Reviews the performance of our independent auditors (and their independence) and our internal audit department

NCG Committee
● Reviews and advises the Board of material corporate governance-related risks
● Ensures that our Board is composed of capable individuals who provide appropriate oversight and insight to our executive management

Health, Safety and Environmental (“HSE”) Committee
● Oversees CNX’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment
● Reviews CNX’s procedures for identifying, assessing, monitoring and managing the principal risks associated with health, safety, environment, and security matters (including cybersecurity)

Compensation Committee
● Reviews and oversees the risk assessment related to CNX’s compensation programs, and reports the results to the Board
● Oversees management development plans and activities, including succession planning

MANAGEMENT

● Responsible for the management and assessment of risk at CNX and its subsidiaries
● Identifies, communicates and discusses the risks affecting CNX, its subsidiaries, and our business through regular presentations to the Board and appropriate committees (as determined by the subject matter of the particular risk)
● In 2017, performed a comprehensive risk analysis of the material risks that could affect CNX and communicated those results to the full Board

Committees of the Board of Directors

Our Board has four standing committees: Audit, Compensation, NCG, and HSE. Actions taken by our committees are reported to the full Board. In January 2018, the Board determined that all members of each of the Audit, Compensation, and NCG Committees are independent under the current listing standards of the NYSE and other applicable regulatory requirements. See “Determination of Director Independence” on page 31 for additional information regarding the Board’s independence determinations with respect to its members.

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Audit Committee

Responsibilities	Three Independent Board Members
●	assist our Board in its oversight of the integrity of our financial statements, CNX’s compliance with its legal and regulatory requirements, selection and review of the independent auditor’s qualifications, independence and performance, and review of the performance of CNX’s internal audit function; and
●	review significant accounting principles and financial statement presentation issues, including significant changes in accounting principles and issues with the adequacy of CNX’s internal controls; and prepare the Audit Committee Report.

Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE. Our Board has also determined that each of the members of the Audit Committee qualify as an “audit committee financial expert.” A copy of the audit committee’s report for the 2017 fiscal year is included in this Proxy Statement.

Compensation Committee

Responsibilities	Four Independent Board Members
●	approve and oversee compensation plans and programs for non-employee directors and executive officers;
●	review the performance of executive officers and award incentive compensation, as appropriate based upon performance;
●	review and monitor our management development and succession plans and activities;
●	engage and oversee the outside compensation consultant; and
●	prepare the Compensation Committee Report.

Our Compensation Committee’s charter generally permits it to delegate its authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to the Corporation’s officers, except where otherwise prohibited by law or applicable listing standards. The terms of our Executive Annual Incentive Plan and Equity Incentive Plan (the “Plan”) also permit our Compensation Committee to delegate its power and authority under such plans to our officers. In accordance with applicable law, in 2017, the Compensation Committee authorized our CEO to grant an aggregate of up to 600,000 shares of our common stock (in the form of equity incentive awards) and annual cash incentive awards to our non-executive employees in compliance with the terms and conditions of such delegation, the plans and applicable laws and regulations.

Our Compensation Committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The Compensation Committee also periodically reports to the Board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

In October 2013, the Compensation Committee retained Willis Towers Watson (the “consultant”) to assist it with its evaluation of our compensation programs for executive officers and directors. The role of the consultant is described on page 35 under “Role of Compensation Consultant.”

Before retaining the consultant on an annual basis, the Compensation Committee considered the factors set forth in the NYSE rules regarding the independence of advisors from management and other relevant factors. After review, the Compensation Committee determined that no conflict of interest arose out of the retention of the consultant. The consultant did not provide any services to the Corporation in 2017, other than to the Compensation Committee.

For additional information regarding the Compensation Committee’s processes and procedures for reviewing and determining executive officer compensation, see “Compensation Discussion and Analysis” on page 32.

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NCG Committee

Responsibilities	Three Independent Board Members
●	identify individuals qualified to serve as members of the Board;
●	provide recommendations to the Board as to (i) its structure and operations and (ii) CNX’s corporate governance principles;
●	annually review and recommend to the Board the appropriate size, function, and needs of the Board;
●	recommend to the Board the responsibilities of the Board committees, including each committee’s structure, operations, and delegation authority;
●	oversee the annual evaluation of the Board and the other Board committees and management, and report to the Board the results of such evaluations;
●	annually recommend to the Board the slate of director nominees to be elected by shareholders at the annual meeting, taking into consideration nominees submitted by shareholders, and, where applicable, fill director vacancies; and
●	annually review and assess CNX’s Corporate Governance Guidelines and recommend any changes to the Board.

The NCG Committee will consider director candidates recommended by shareholders. Shareholders wishing to submit candidates for election as directors should submit the names of such candidates to the Corporate Secretary, CNX Resources Corporation, 1000 CONSOL Energy Drive, Canonsburg, PA 15317. See “Additional Matters” on page 71 for more information on making director nominations. In assessing the Board’s membership needs, the NCG Committee generally seeks to maintain a Board that is comprised of individuals who are competent in the following areas: general industry knowledge; accounting and finance; ability to make sound business decisions; management; leadership; knowledge of international markets; business strategy; crisis management; corporate governance; and risk management.

Nominees and directors must have experience in positions with a high degree of responsibility and leadership experience. Nominees and directors are selected based upon contributions that they can make to CNX. The NCG Committee’s process for identifying and evaluating director nominees is as follows:

(i) determine what types of backgrounds, skills, and attributes are needed to help strengthen and balance the Board, taking into account the competencies described above; (ii) at appropriate times, actively seek individuals qualified to become new members of the Board; and (iii) evaluate and recommend to the Board the slate of director nominees to be elected by the shareholders at CNX’s next annual meeting of shareholders.

CNX does not maintain a separate policy regarding the diversity of its Board members. However, consistent with its charter, the NCG Committee and, ultimately, the Board, seeks director nominees with diverse personal and professional backgrounds, experience, and perspectives that, when combined, provide a diverse portfolio of experience and knowledge that will well serve CNX’s governance and strategic needs.

HSE Committee

Responsibilities	Five Independent Board Members

●	oversee risk policies and procedures for health, safety, environmental and security matters (including cybersecurity);
●	review CNX’s strategy, including objectives and policies, relative to the protection of the safety and health of employees, contractors, customers, the public, and the environment;
●	review any material compliance issues with health, safety and environmental laws, any material pending or threatened administrative, regulatory, or judicial proceedings regarding health, safety or environmental matters, and management’s response to the foregoing legal matters; and
●	review any significant health, safety and environmental public policy, legislative, political and social issues and trends that may materially affect the business operations, financial performance or public image of CNX or its industry, and management’s response to such matters.

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Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.cnx.com. The following documents are currently included on our website (under Corporate Governance or Responsibility):

●	Amended and Restated Bylaws;
●	Corporate Governance Guidelines;
●	Code of Director Business Conduct and Ethics;
●	Code of Employee Business Conduct and Ethics, which covers all employees of CNX, including executives;
●	Charters of the Audit, NCG, Compensation, and HSE Committees;

●	Internal Audit Charter;
●	Compliance Reporting Policy;
●	Related Party Policy and Procedures; and
●	Corporate Responsibility Report.

We also will provide a printed copy of any of these documents, free of charge and upon request, to shareholders who contact the Investor Relations department in writing at CNX Resources Corporation, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, Pennsylvania 15317. These documents address important principles and corporate governance processes.

Membership and Meetings of the Board of Directors and its Committees

In 2017, each director attended no fewer than 96% of the aggregate of: (i) the total number of meetings held by our Board (during the period for which he or she was a director); and (ii) the total number of meetings held by all Board committees on which he or she served (during the period for which he or she served). Committee membership as of March 29, 2018 and the number of meetings held during 2017 are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	NCG Committee	HSE Committee
J. Palmer Clarkson	Member	—	Member	Member	Chair
William E. Davis	Member	Member	Chair	—	Member
Nicholas J. DeIuliis	Member	—	—	—	Member
Maureen E. Lally-Green	Member	—	Member	Chair	Member
Bernard Lanigan, Jr.	Member	Chair	—	Member	Member
William N. Thorndike, Jr.	Chair	Member	Member	—	Member
No. of 2017 Meetings	12	9	7	5	4

During 2017, the non-management directors held six executive sessions of the Board. The presiding director for the executive sessions was Mr. Thorndike, our Chairman and an independent director.

Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board may do so by writing to the Board at Corporate Secretary, CNX Resources Corporation, 1000 CONSOL Energy Drive, Suite 400, Canonsburg, PA 15317, or by sending an e-mail to directors@cnx.com. The Corporate Secretary will relay all such communications to the Board in their entirety or to individual directors (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary) except for spam, junk mail, mass mailings, solicitations, resumes, job inquiries or other matters unrelated to the Corporation. Communications that are intended specifically for the Chairman of the Board or the independent directors should be sent to the street address or e-mail address noted above, to the attention of the Chairman of the Board or the independent directors, as intended. Information concerning how to communicate with the Board is also included on CNX’s website at www.cnx.com.

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Director Compensation Table – 2017

The following table sets forth the compensation of our directors for the 2017 fiscal year:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation	Total
J. Palmer Clarkson(5)	$86,667	$150,000	$ —	$ —	$236,667
William E. Davis	$132,500	$150,000	$ —	$ —	$282,500
Maureen E. Lally-Green	$126,667	$150,000	$ —	$ —	$276,667
Bernard Lanigan, Jr.	$130,000	$150,000	$ —	$ —	$280,000
William N. Thorndike, Jr.	$233,958	$400,000	$ —	$ —	$633,958
Alvin R. Carpenter	$116,667	$150,000	$ —	$ —	$266,667
Gregory A. Lanham	$43,333	$—	$ —	$ —	$43,333
John T. Mills	$137,500	$150,000	$ —	$ —	$287,500
Joseph P. Platt	$121,667	$150,000	$ —	$ —	$271,667
William P. Powell	$119,167	$150,000	$ —	$ —	$269,167
Edwin S. Roberson	$116,875	$150,000	$ —	$ —	$266,875
(1)	Mr. DeIuliis is a member of the Board of Directors and President and CEO of CNX. His compensation is reported in the SCT and other sections of this Proxy Statement. In 2017, Mr. DeIuliis did not receive any additional compensation for his service on our Board. In connection with the Separation, Messrs. Carpenter, Mills, Platt, Powell, and Roberson terminated service with our Board and joined the Board of Directors of CONSOL Energy Inc., and Mr. Lanham ceased to be a member of the Board on May 9, 2017.
(2)	The non-employee directors have the ability to elect to receive deferred stock units (“DSUs”) and options granted under the Plan in lieu of their respective Board, Chairman and other cash retainers. The cash amounts payable for the 2017 fiscal year and received in the form of DSUs and options in lieu of such cash payments included in this column are as follows (rounded to the nearest whole share): Mr. Clarkson: 8,086 options and 3,190 DSUs; Mr. Davis: 5,266 options (no DSUs); Ms. Lally-Green: 5,705 options (no DSUs); Mr. Lanigan: 22,929 options (no DSUs); Mr. Thorndike: 11,080 options and 4,908 DSUs; Mr. Carpenter: 20,818 options (no DSUs); and Mr. Roberson: 4,469 DSUs (no options). These amounts reflect service during the 2017 fiscal year relating to the two Board years that commenced as of the 2016 and 2017 annual meeting dates. In connection with the Separation, Messrs. Carpenter’s, Mills’, Platt’s, Powell’s, and Roberson’s CNX stock awards were assumed by, and converted into, awards under the equity incentive plan of CONSOL Energy and amounts included in the above table reflect only the amounts paid by CNX through the date of the Separation.
(3)	The values set forth in this column are based on the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”). The grant date fair value of the restricted stock unit (“RSU”) awards is computed based upon the closing price per share of CNX’s stock on the date of grant. A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 13 of the 2017 Annual Report. The values reflect the awards’ fair market value at the date of grant, and do not correspond to the actual value that will be recognized by the directors. As of December 31, 2017, the following directors held RSUs and DSUs relating to CNX stock in the amounts noted: (i) Mr. Clarkson had 11,044 deferred RSUs and 4,785 DSUs; (ii) Mr. Davis had 38,991 deferred RSUs; (iii) Ms. Lally-Green had 24,144 deferred RSUs; (iv) Mr. Thorndike had 37,480 deferred RSUs and 13,676 DSUs; (v) Mr. Lanigan had 11,044 deferred RSUs; and (vi) Mr. Lanham had 5,266 deferred RSUs and 6,337 DSUs. In connection with the Separation, Messrs. Carpenter’s, Mills’, Platt’s, Powell’s, and Roberson’s CNX stock awards were assumed by, and converted into, awards under the equity incentive plan of CONSOL Energy.
(4)	As of December 31, 2017, the number of shares underlying option awards held by our current and former non-employee directors was: (i) 12,129 for Mr. Clarkson; (ii) 39,208 for Mr. Davis; (iii) 35,980 for Ms. Lally-Green; (iv) 69,910 for Mr. Lanigan; (v) 83,097 for Mr. Thorndike; (vi) 70,588 for Mr. Carpenter; (vii) 24,929 for Mr. Lanham; (viii) 24,929 for Mr. Mills; (ix) 24,929 for Mr. Platt; (x) 24,929 for Mr. Powell; and (xi) 24,929 for Mr. Roberson.
(5)	Mr. Clarkson was elected to the Board on May 9, 2017.

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Understanding Our Director Compensation Table

We generally use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Each of our non-employee directors is entitled to receive annual cash fees for their service, any portion of which may be deferred at such director’s election. In lieu of all or any portion of the annual cash retainer otherwise payable to our non-employee directors, directors may elect to receive DSUs, which carry dividend equivalent rights, or non-qualified stock options. We also reimburse directors for customary travel and related expenses for their attendance at Board or committee meetings. A description of the fees and awards paid to our non-employee directors is set forth in greater detail below.

CNX Non-Employee Director Annual Fees and Awards

Our non-employee director compensation program is set forth in the following table:

Element of Annual Compensation	Dollar Value of Board Compensation (May 2017 - May 2018)
Chairman Retainer	$200,000
Board Retainer	$120,000
Committee Chair Retainer (excluding Audit Committee and Compensation Committee Chair Retainer)	$10,000
Audit Committee Chair Retainer	$30,000
Compensation Committee Chair Retainer	$20,000
Audit Committee Member Retainer (excluding Audit Committee Chair Retainer)	$7,500
Annual Equity Award (RSUs)	$150,000
Chairman Equity Award (RSUs)	$400,000

The compensation structure adopted by our Board was the result of a competitive assessment of board compensation provided to the Compensation Committee by its compensation consultants in December 2013, and for the Chairman, in connection with his appointment as Chairman after the Annual Meeting held on May 9, 2017. In December 2017, in recognition of their efforts related to the Separation, the Board approved one-time special recognition RSU awards in the amount of $100,000 to each non-employee director, other than Mr. Thorndike (who declined a special recognition award), to be granted in January 2018, which awards will cliff-vest on the one-year anniversary of the grant date.

CNX Non-Employee Director RSUs

In 2017, non-employee directors received their Annual Equity Award in the form of RSUs. Each RSU represents the right to receive one share of common stock following the vesting date of that unit. Non-employee director RSU awards vest in full one year from the grant date (and the directors have the ability to defer receipt of the shares). A director is not entitled to shareholder rights, including voting rights and/or dividend rights with respect to the shares underlying a RSU award, until such shares become vested and are issued to the director. Should a regular cash dividend be declared on the Corporation’s common stock at a time before the shares subject to a RSU award become vested and are issued, then the holder of the RSU will be entitled to dividend equivalent rights equal to the cash dividend declared on the shares. Dividend equivalent rights are converted into shares underlying the RSUs in accordance with a pre-established formula. The additional shares resulting from this calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award.

The non-employee director RSU award agreements provide that in the event of death or disability or upon the completion of a change in control, all shares subject to such award will vest automatically and be delivered to the director immediately, or as soon as administratively practical thereafter (but in no event later than the 15th day of the third month following that date). If a director’s service is terminated for cause or he or she ceases to provide services to the Corporation for any reason other than death, disability or in connection with a change in control, such director’s award will be cancelled with respect to any unvested shares, and the number of RSUs will be reduced accordingly. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled units.

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As a condition to a director’s right to receive shares subject to a stock option or RSU award, the director must agree to abide by the terms and conditions of the proprietary information covenant included in the award agreement and must return any materials belonging to CNX upon termination of service on the Board. See “Equity Incentive Plan Definitions” on page 64 for definitions under our Plan.

CNX Non-Employee Director Stock Options

For 2016, the non-employee directors received their Annual Equity Award in the form of non-qualified stock options. In addition, in 2017, in lieu of all or any portion of their annual cash retainer, non-employee directors had the ability to elect to receive non-qualified stock options and/or DSUs in lieu of the cash retainer amounts. Subject to the provisions of the non-qualified stock option agreement and the Plan, options granted to our non-employee directors generally vest on the one-year anniversary of the grant date and expire on the tenth anniversary of such grant date.

The non-employee director nonqualified stock option agreements provide that in the event of death or disability or upon the completion of a change in control, any non-vested portion of the award will immediately vest and become exercisable, and remain exercisable until the normal expiration of the stock option. If a director separates from service for any other reason, other than for cause, any non-vested portion of the award will be forfeited and canceled as of such date, with any vested portion remaining exercisable until the normal expiration of the option. If a director terminates from service for cause, all outstanding option awards will immediately be forfeited and canceled as of such date.

CNX Non-Employee Directors Deferred Fee Plan

The Directors Deferred Fee Plan (“Deferred Fee Plan”) was adopted on July 20, 2004 to allow non-employee directors to defer payment of all or any portion of their annual cash retainer and director meeting fees. Participation in the plan is at the election of the particular director. Upon CNX’s receipt of a deferral agreement from a director, an account is established by CNX on behalf of such director and is credited with all fees selected by the participating director. A participant’s account will be adjusted by an amount equal to the amount that would have been earned (or lost) if amounts deferred under the plan had instead been invested in hypothetical investments designated by the participant and available under the plan administrator from time to time or, in the event that a participant fails to designate such hypothetical investments, the participant’s account will earn interest as provided in the plan. Earnings are credited to the participant’s account on a quarterly basis. The amount payable to a director participant will be paid in cash as soon as administratively practicable after the earlier of: (i) the director’s termination of service as a director or (ii) the date selected by such director, which date must be at least two years after the end of the plan year for which fees are deferred. The Deferred Fee Plan is an unfunded and unsecured liability of CNX and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of CNX with respect to any benefits to be received by them under the plan.

CNX Non-Employee Director Deferred Stock Units

Under the terms of our Plan, non-employee directors may elect to receive DSUs and/or options in lieu of all or any portion of their cash retainer fees. DSUs have dividend equivalent rights. DSUs that have vested are paid following the earlier of: (i) the director’s separation from service or (ii) the date selected by the director on his or her payment date election form previously filed with CNX DSUs generally vest on the one-year anniversary of the grant date. Upon a change in control, unvested DSUs will accelerate and vest.

A director is not entitled to shareholder rights, including voting rights and actual dividends, with respect to the shares subject to an award until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on CNX’s common stock at a time when the director holds DSUs, he or she will be entitled to dividend equivalent rights equal to the cash dividends declared on the shares. Dividend equivalent rights are converted into additional DSUs based on a pre-established formula. The additional DSUs resulting from this calculation will be subject to the same terms and conditions as the DSUs subject to the award.

If a director ceases to be a director on account of death, disability or retirement at normal retirement age for directors, all unvested DSUs granted to such director will automatically vest and become non-forfeitable. If the director’s service is terminated for cause or ceases to provide services for any reason other than death, disability or retirement at a normal age, all unvested DSUs and any rights to the underlying shares will be immediately forfeited for no consideration. In addition, in the event of a termination for cause or a breach of the proprietary information covenant contained in the

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DSU agreement, the director will also forfeit all of his or her right, title and interest in and to any shares that have vested under his or her award. See “Equity Incentive Plan Definitions” on page 64 for definitions of cause and disability under our Plan. DSUs are structured to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

CNX Stock Ownership Guidelines for Directors

Our Board has adopted stock ownership guidelines for our directors to further align their interests with those of our shareholders and to ensure that they maintain an appropriate financial stake in CNX. The stock ownership guidelines provide, among other things, that our directors hold CNX common stock (not including shares issuable upon the exercise of options) with a value equal to five times the annual Board cash retainer on or before the fifth anniversary of becoming a Board member. As of December 31, 2017, each Board member was in compliance with our stock ownership guidelines or is expected to be within the five-year period from their start date on the Board.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following tables set forth information with respect to the beneficial ownership of the Corporation’s common stock by:

●	beneficial owners of more than five percent of CNX’s common stock based upon information filed with the SEC, which information is as of December 31, 2017; and

●	each director who served during 2017 and each nominee for director, each named executive, and all current directors and executive officers of CNX as a group, as of March 12, 2018 (except as otherwise indicated below).

The table also presents the ownership of common units of CNX Midstream Partners LP (“CNXM”) held by each director and each nominee for director, each named executive and all directors and executive officers of CNX as a group, as of February 1, 2018.

Amounts shown below include options that are currently exercisable or that may become exercisable within 60 days of March 12, 2018 (i.e., May 11, 2018) and the shares underlying DSUs and the shares underlying RSUs that will be settled on or before May 11, 2018. Unless otherwise indicated, the named person has the sole voting and dispositive powers with respect to the shares of CNX common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Southeastern Asset Management, Inc.(2) 6410 Poplar Ave., Suite 900 Memphis, TN 38119	54,121,559	24.6%
Greenlight Capital, Inc.(3) 140 East 45th Street, 24th Floor New York, NY 10017	17,807,181	8.1%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	17,152,984	7.8%
The Vanguard Group, Inc.(5) 100 Vanguard Boulevard Malvern, PA 19355	13,777,929	6.3%
Dimensional Fund Advisors LP(6) Building One 6300 Bee Cave Road Austin, Texas, 78746	11,735,056	5.3%

	CNX Resources Corporation Shares Beneficial Owned(1)	Percent of Class	CNX Midstream Partners LP Common Units Beneficial Owned(1)	Percent of Class
Nicholas J. DeIuliis(7)(8)	1,635,817	*	14,000	*
Donald W. Rush(7)	21,051	*	300	*
Stephen W. Johnson(7)	479,309	*	7,000	*
Timothy C. Dugan(7)	234,149	*	2,500	*
David M. Khani(7)	185,437	*	7,500	*
James A. Brock(7)	33,738	*	7,000	*
William E. Davis(7)	89,949	*	—	*
William N. Thorndike, Jr.(7)(9)	299,255	*	—	*
Maureen E. Lally-Green(7)	65,423	*	1,500	*
Bernard Lanigan, Jr.(7)(10)	1,302,338	*	—	*
J. Palmer Clarkson(7)(11)	37,959	*	—	*
All current directors and current executive officers as a group	4,384,425	2.0%	38,300	*

*	Indicates less than one percent (1%) ownership.

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(1)	As of March 12, 2018, there were 220,437,354 shares of CNX common stock outstanding. As of February 1, 2018, there were 63,591,740 common units of CNXM outstanding.

(2)	Based on a Schedule 13D/A filed by Southeastern Asset Management, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, on February 1, 2018. Southeastern Asset Management, Inc. is deemed to be the beneficial owner of and has sole voting power with respect to 26,205,028 shares, shared or no voting power with respect to 23,795,790 (shared) and 4,120,741 (no voting) shares, sole dispositive power with respect to 29,365,769 shares, and shared voting and dispositive power with respect to 24,755,790 shares. The Schedule 13D/A indicates that Longleaf Partners Fund, an investment company registered under Section 8 of the Investment Company Act, shares voting and dispositive power with Southeastern Asset Management, Inc. with respect to 10,778,002 shares, and that Longleaf Partners Small-Cap Fund, an investment company registered under Section 8 of the Investment Company Act, shares voting and dispositive power with Southeastern Asset Management, Inc. with respect to 12,393,237 shares.

(3)	Based on a Schedule 13G/A filed on February 14, 2018 by Greenlight Capital, Inc. (“Greenlight Inc.”), DME Advisors, LP (“DME Advisors”), DME Capital Management, LP (“DME CM”), DME Advisors GP, LLC (“DME GP” and together with Greenlight Inc., DME Advisors and DME, CM, “Greenlight”), and David Einhorn, the principal of Greenlight, reporting ownership as of December 31, 2017. Greenlight Inc. is deemed to be the beneficial owner of, and have shared voting and dispositive power with respect to, an aggregate of 9,393,910 shares (no sole voting or dispositive power), DME Advisors is deemed the beneficial owner of an aggregate of, and have shared voting and dispositive power with respect to, 3,354,765 shares (no sole voting or dispositive power), DME CM is deemed the beneficial owner of an aggregate of, and have shared voting and dispositive power with respect to, 4,991,006 shares (no sole voting or dispositive power), DME GP is deemed the beneficial owner of, and have shared voting and dispositive power with respect to, an aggregate of 8,345,771 shares (no sole voting or dispositive power), and Mr. Einhorn is deemed the beneficial owner of, and have shared voting and dispositive power with respect to, an aggregate of 17,807,181 shares (no sole voting or dispositive power).

(4)	Based on a Schedule 13G/A filed by BlackRock, Inc. on January 29, 2018. BlackRock, Inc., as a parent holding company for a number of investment management subsidiaries, is deemed to have sole voting power with respect to 16,490,914 shares and be the beneficial owner of and have sole dispositive power with respect to 17,152,984 shares. The following subsidiaries of BlackRock, Inc. are investment advisors which hold shares of our common stock: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, and BlackRock Fund Advisors.

(5)	Based on a Schedule 13G/A filed by the Vanguard Group, Inc. on February 8, 2018. The Vanguard Group, Inc. is deemed to be the beneficial holder of and has sole voting power with respect to 111,249 shares, shared voting power with respect 25,078 shares, sole dispositive power with respect to 13,655,575 shares and shared dispositive power with respect to 122,354 shares.

(6)	Based on a Schedule 13G filed by Dimensional Fund Advisors LP on February 9, 2018 (“Dimensional”). Based upon such filing, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor or investment manager, Dimensional may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. The Funds own all of the shares, and Dimensional disclaims beneficial ownership of such shares. Dimensional Fund Advisors LP is deemed to be the beneficial holder of and has sole voting power with respect to 11,380,698 shares, shared voting power with respect 0 shares, sole dispositive power with respect to 11,735,056 shares and shared dispositive power with respect to 0 shares.

(7)	Includes shares issuable pursuant to options that are currently exercisable (or may become exercisable on or before May 11, 2018) as follows: Mr. DeIuliis, 903,177; Mr. Rush, 6,629; Mr. Johnson, 277,847; Mr. Dugan, 123,755; Mr. Khani, 97,042; Mr. Brock, 37,331; Mr. Davis, 39,208 (of which 14,279 relate to amounts received in lieu of cash retainers); Ms. Lally-Green, 35,980 (of which 11,051 relate to amounts received in lieu of cash retainers); Mr. Lanigan, 69,910 (of which 44,981 relate to amounts received in lieu of cash retainers); Mr. Thorndike, 83,097 (of which 33,239 relate to amounts received in lieu of cash retainers); and Mr. Clarkson, 12,129 (of which 12,129 relate to amounts received in lieu of cash retainers). Information for Messrs. Khani and Brock, who are no longer executive officers of CNX, is as of December 31, 2017.

(8)	Includes 20,829 shares of common stock held in a Grantor Retained Annuity Trust and 55,760 shares held in trusts for his children.

(9)	Includes 13,677 DSUs held by Mr. Thorndike. As a result of Mr. Thorndike’s contractual arrangement with a third party who holds 100,000 shares of the Company stock in a margin account, Mr. Thorndike may be deemed to have a beneficial interest with respect to the 50,000 shares. Mr. Thorndike has indicated he will continue to use commercially reasonable efforts to pay down the margin account. As of March 29, 2018, Mr. Thorndike has reduced the number of shares that are deemed to be held on margin by over 20% (10,000 shares) to 37,500.

(10)	Includes 38,954 shares (outright shares and RSUs) held by Mr. Lanigan, 30,600 shares held by the Lanigan Family Limited Partnership, which Mr. Lanigan is one of the general partners, and 20,000 shares held by a limited liability company, which Mr. Lanigan is part owner of the managing member. These shares are currently held in a marginable account, but are on non-margin status. Also includes 1,150,184 shares held in investment advisory clients of Southeast Asset Advisors, Inc., an investment advisor of which Mr. Lanigan serves as Chairman and Chief Executive Officer and disclaims beneficial ownership of such shares.

(11)	Includes 4,785 DSUs held by Mr. Clarkson.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for the directors and executive officers may be subject to this type of security interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires CNX’s directors, executive officers and persons who beneficially own more than ten percent of a class of CNX’s registered equity securities to file with the SEC and deliver to CNX initial reports of ownership and reports of changes in ownership of such registered equity securities. To our knowledge, based solely upon a review of Section 16 filings with the SEC, written representations that no other reports were required, and on CNX’s records, we believe that during 2017, CNX’s executive officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

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Proposal No. 1	Election of Directors

The six nominees for election as directors for 2018 are identified below. Each director who is elected will hold office until the next annual meeting and until the director’s successor is elected and qualified. All nominees are current members of the Board. If any nominee should for any reason become unable to serve, all shares represented by valid proxies will be voted for the election of such other person as the Board may designate as recommended by the NCG Committee. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

Biographies of Nominees

The following biographies include information concerning the nominees for director, including their recent employment, positions with CNX, other directorships, Board committee memberships and ages as of March 12, 2018.

J. PALMER CLARKSON Age: 61 Director Since: 2017 Occupation: President and Chief Executive Officer of Bridgestone HosePower, LLC	CNX Committees: ● Health, Safety and Environmental Committee (Chair) ● Compensation Committee ● Nominating and Corporate Governance Committee

Background:

J. Palmer Clarkson joined the CNX Board in May 2017. He is the founder and, since 1992, the President and Chief Executive Officer of Bridgestone HosePower, LLC, previously Hosepower, the largest U.S. based service provider of hydraulic and industrial hoses used in construction machinery, mining, oil field equipment and factories. Mr. Clarkson currently serves as Chairman of the HSE Committee and as a member of the Compensation Committee and NCG Committee. Mr. Clarkson currently sits on the Board of Directors at Bridgestone HosePower, LLC, Hawkson Properties, Inc., and Bridgestone Industrial Products Group – Japan. Mr. Clarkson previously served as the President and Chief Executive Officer of Anchor Coupling Company from 1987 to 1992. He also sits on the boards of several non-profit organizations.

Qualifications:

Mr. Clarkson brings over 31 years of hands-on experience as an entrepreneur, business builder and manager. He has extensive experience in accounting, finance, and operations, with a proven leadership track record that he contributes to our Board.

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WILLIAM E. DAVIS Age: 75 Director Since: 2004 Occupation: Former Chairman and Chief Executive Officer of Niagara Mohawk Power Corporation	CNX Committees: ● Compensation Committee (Chair) ● Audit Committee ● Health, Safety and Environmental Committee

Background:

William E. Davis joined the CNX Board in January 2004. He currently serves as Chair of the Compensation Committee and as a member of the Audit Committee and HSE Committee. From November 2007 until December 2010, Mr. Davis was a Director of AbitibiBowater Inc., which produced a broad range of forest products marketed around the world, and served on its governance, finance and audit committees. Mr. Davis was a Director of Abitibi Consolidated Inc., which produced newsprint and commercial printing paper, from April 2003 to November 2007, and served on its audit and nominating and governance committees. Mr. Davis was also the Chairman of the Board of Directors and Chief Executive Officer of Niagara Mohawk Power Corporation, an electricity and natural gas utility located in upstate New York, from May 1993 to February 2002. Following the sale of Niagara Mohawk in February 2002, and until his retirement in April 2003, Mr. Davis served as Chairman of National Grid USA and as an Executive Director of National Grid (UK), owner and operator of the electricity transmission network in England and Wales. He served as Chairman and Chief Executive Officer of the Metropolitan Development Foundation of Central New York until December 4, 2008.

Qualifications:

Having served as Chairman and Chief Executive Officer of Niagara Mohawk Power Corporation, a major investor owned gas and electric utility, for nine years, and as Chairman of National Grid USA and Executive Director of National Grid (UK), Mr. Davis provides our Board with substantial insight into the energy industry. Mr. Davis also contributes significant knowledge with respect to corporate governance matters acquired through his years of multiple board service and a unique corporate governance insight having graduated from the National Association of Corporate Directors certification course.

NICHOLAS J. DEIULIIS Age: 49 Director Since: 2014 Occupation: President and Chief Executive Officer	CNX Committees: ● Health, Safety, and Environmental Committee

Background:

Nicholas J. DeIuliis serves as a Director and the President and Chief Executive Officer of CNX. Mr. DeIuliis has more than 25 years of experience with the Company and in that time has held the positions of CEO since May 7, 2015, President since February 23, 2011, and previously served as the Chief Operating Officer, Senior Vice President – Strategic Planning, and earlier in his career various engineering positions. On January 3, 2018, Mr. DeIuliis was appointed Chairman of the Board and Chief Executive Officer of the general partner of CNXM. He was a Director, President and Chief Executive Officer of CNX Gas Corporation from its creation in 2005 through 2009. Mr. DeIuliis was a Director and Chairman of the Board of the general partner of CONSOL Coal Resources LP (formerly known as CNX Coal Resources LP (“CONSOL Coal”)) from March 16, 2015 until November 28, 2017. Mr. DeIuliis is a member of the Board of Directors of the University of Pittsburgh Cancer Institute, the Center for Responsible Shale Development and the Allegheny Conference on Community Development. Mr. DeIuliis is a registered engineer in the Commonwealth of Pennsylvania and a member of the Pennsylvania bar.

Qualifications:

As our current President and Chief Executive Officer, Mr. DeIuliis has a unique and in-depth understanding of our business with over 25 years of experience with CNX. He provides our Board with direct operational insight through his leadership in the development and execution of our strategic priorities, and his understanding of our business, challenges and the material risks facing the Corporation.

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MAUREEN E. LALLY-GREEN Age: 68 Director Since: 2013 Occupation: Dean, School of Law, Duquesne University, Former Judge on the Superior Court of Pennsylvania	CNX Committees: ● Nominating and Corporate Governance Committee (Chair) ● Compensation Committee ● Health, Safety, and Environmental Committee

Background:

Maureen E. Lally-Green joined the CNX Board in June 2013. Ms. Lally-Green currently serves as a member of the Compensation Committee, NCG Committee (Chair) and the HSE Committee. She has served on the board of Federated Mutual Fund Complex since August 2009 and was appointed to serve on its audit committee in May 2013. Ms. Lally-Green currently serves as the Dean of the School of Law of Duquesne University (as of July 1, 2016). Ms. Lally-Green has served in various legal and business roles and directorship positions throughout her career. She previously served as Associate General Secretary, Diocese of Pittsburgh (retired August 2015), a member of the Superior Court of Pennsylvania (retired 2009), and as a Professor of Law, Duquesne University School of Law (1983-98, both adjunct and full-time), where she currently teaches two courses. Other relevant experience includes her service as a consultant to the Supreme Court of Pennsylvania, counsel in the law department at the former Westinghouse Electric Corporation and counsel at the Division of Trading and Markets and Enforcement at the Commodity Futures Trading Commission. She also holds the following positions: member, Pennsylvania State Board of Education; Director and Chair, UPMC Mercy Hospital; Director and Vice Chair, Our Campaign for the Church Alive!, Inc.; and Director, Saint Vincent College, Latrobe, Pa. Ms. Lally-Green also has held the positions of: Director, Auberle; Director, Ireland Institute of Pittsburgh; Director, Saint Thomas More Society; Regent, St. Vincent Seminary; Director, Epilepsy Foundation of Western and Central Pennsylvania; Director, Pennsylvania Bar Institute; Director and Chair, Cardinal Wuerl North Catholic High School, Inc.; and Director and Chair, Catholic High Schools of the Diocese of Pittsburgh, Inc. She is a member, among others, of the Pennsylvania Bar Association and the Allegheny County Bar Association.

Qualifications:

Ms. Lally-Green brings over 40 years of legal experience to our Board that includes a diversity of experience while serving as a Judge on the Superior Court of Pennsylvania State (a statewide appellate court), her service with a major corporation and the federal government, her activities in the state-wide and local legal communities, and her experience with, among other things, corporate governance due to her service on a number of boards of non-profit entities and the Federated Mutual Fund Complex.

BERNARD LANIGAN, JR. Age: 70 Director Since: 2016 Occupation: Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc.	CNX Committees: ● Audit Committee (Chair) ● Health, Safety, and Environmental Committee ● Nominating and Corporate Governance Committee

Background:

Bernard Lanigan, Jr. joined the CNX Board in May 2016. Mr. Lanigan currently serves as Chair of the Audit Committee and as a member of the HSE Committee and NCG Committee. He founded and has served as Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc., an investment advisor and wealth management company, since 1991. He also founded and has served as Chairman of Lanigan & Associates, P.C., a certified public accounting and consulting firm, since 1974. Mr. Lanigan currently serves on the boards of directors of Rayonier Inc. since 2015, as well as various non-public companies, including Lykes Brothers, Inc. and various endowments and private foundations. Previously, Mr. Lanigan served on the boards of directors of Texas Industries, Inc. and Ruby Tuesday, Inc.

Qualifications:

Mr. Lanigan brings over 40 years of leadership experience with large, complex and diverse organizations, and brings this leadership to our Board. He has been a certified public accountant for more than 40 years and has over 35 years of experience in financial, tax, accounting, investment advising, strategic consulting, risk assessment, valuations and mergers and acquisitions matters, including as both advisor and principal.

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WILLIAM N. THORNDIKE, JR. Age: 54 Director Since: 2014 Occupation: Managing Director of Housatonic Partners	CNX Committees: ● Audit Committee ● Compensation Committee ● Health, Safety, and Environmental Committee

Background:

William N. Thorndike, Jr. joined the CNX Board in October 2014. Mr. Thorndike was named our Chairman on May 11, 2016. He currently serves as a member of the Audit Committee, Compensation Committee and HSE Committee. He founded Housatonic Partners, a private equity firm, in Boston, Massachusetts, in 1994 and has been a Managing Director since that time. Prior to founding Housatonic Partners, Mr. Thorndike worked with T. Rowe Price Associates and Walker & Company, a publishing company, where he was named to the Board of Directors. Mr. Thorndike has served as a director of over 30 companies since founding Housatonic Partners. He is currently a director of Carillon Assisted Living, LLC; Lincoln Peak Holdings, LLC; OASIS Group Ltd.; QMC International, LLC; and Zirco DATA. He also serves as a Trustee of Stanford Business School Trust, and WGBH, a public broadcaster serving southern New England, and is the Chair of the Board of Trustees of the College of the Atlantic. Mr. Thorndike is the author of “The Outsiders: Eight Unconventional CEOs and Their Radically Rational Blueprint for Success.”

Qualifications:

Mr. Thorndike brings over 20 years of investment and board experience to the CNX Board. He has extensive leadership experience in evaluating strategic alternatives and helping to build value for shareholders across a variety of industries. He has a breadth of financial, strategic and human resource knowledge with specific expertise in the areas of capital allocation and compensation.

Related Party Policy and Procedures

Our Audit Committee adopted a written Related Party Policy and Procedures for the review and approval or ratification of related party transactions with directors, nominees for director, executive officers and certain family members (“related persons”). A copy of the policy is available on our website at www.cnx.com.

Under the policy, prior to entering into a potential related person transaction (which is generally a transaction in excess of $120,000 involving the Corporation and a related person), the related person must notify our chief financial officer and general counsel of the material facts regarding the transaction. If our chief financial officer and general counsel determine that the proposed transaction is in fact a related person transaction, the details of the transaction are presented to our Audit Committee (or if it is not practicable or desirable to wait until the next Audit Committee meeting, to the chairman of the Audit Committee) for approval. The Audit Committee or Chairman, as applicable, will consider all relevant facts and circumstances including the terms of the transaction and terms that would be available to unrelated parties, the benefits to us and, if the transaction involves an independent director, any impact the transaction would have on such director’s independence. The Audit Committee or Chairman, as applicable, will also inform our NCG Committee of any related person transactions involving directors or nominees. Since the SEC’s related party regulation also applies to directors’ and executive officers’ family members, as well as entities with which they may be affiliated, it is possible that related person transactions could occur without a director or executive officer being aware of them and seeking approval in accordance with the policy. When we become aware of a related person transaction that has not been previously approved, the policy provides that the details of the transaction will be presented to our Audit Committee or Chairman, as applicable, for ratification or other action. Our Audit Committee also reviews, on an annual basis, ongoing related person transactions having a remaining term of more than six months or that are in excess of $120,000. We also require that officers and directors complete annual director and officer questionnaires and adhere to written codes of business conduct and ethics regarding various topics, including conflicts of interest, the receipt of gifts, service in outside organizations, political activity and corporate opportunities. Officers and directors must certify compliance with these codes in writing each year.

No reportable transactions existed during 2017.

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Determination of Director Independence

Our Board is required under the NYSE rules to affirmatively determine the independence of each director on an annual basis and to disclose this determination in the Proxy Statement for each annual meeting of shareholders of CNX. Based on the independence standards set forth in our Corporate Governance Guidelines, which are described below, and the New York Stock Exchange (“NYSE”) listing standards our Board has determined that each of our directors, other than Mr. DeIuliis (who is our CEO) had no material relationship with CNX (either directly or indirectly, including as a partner, shareholder or officer of an organization that has a relationship with CNX) and are “independent” under our Corporate Governance Guidelines and the corporate governance rules of the NYSE listing standards set forth in Section 303A of the NYSE Listed Company Manual. The Board also determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the SEC rules, and considered the additional factors under the NYSE rules relating to members of the Compensation Committee before determining that each of them is independent.

The Board has established the following standards for determining director independence, which are reflected in our Corporate Governance Guidelines that are available in the Corporate Governance section of the Corporation’s website at www.cnx.com.

A director will not be deemed independent under CNX’s Corporate Governance Guidelines if:

●	(i) the director is, or has been within the previous three years, employed by CNX or its subsidiaries, or an immediate family member is, or has been within the previous three years, an executive officer of CNX; provided, that employment as an interim Chairman of the Board or CEO or other executive officer shall not disqualify a director from being considered independent following that employment;
●	(ii) the director or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from CNX or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that compensation received by a director for former service as an interim Chairman of the Board or CEO or other executive officer need not be considered in determining independence under this paragraph (ii) and provided further, that compensation received by an immediate family member for service as an employee of CNX or its subsidiaries (other than an executive officer) need not be considered in determining independence under this paragraph (ii);
●	(iii)(A) the director or an immediate family member is a current partner of the firm that is CNX’s internal auditor or external auditor (each an “Audit Firm”); (B) the director is a current employee of an Audit Firm; (C) the director has an immediate family member who is a current employee of an Audit Firm and who personally works on CNX’s audit or (D) the director or an immediate family member was, within the previous three years (but is no longer), a partner or employee of an Audit Firm and personally worked on CNX’s audit within that time;
●	(iv) the director or an immediate family member is, or has been within the previous three years, employed as an executive officer of another company where any of CNX’s present executive officers at the same time serves or served on such company’s compensation (or equivalent) committee of the board of directors; or
●	(v) the director is a current employee, or an immediate family member is an executive officer, of a company that has made payments to, or received payments from, CNX or its subsidiaries for property or services in an amount which, in any of the previous three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year; and
●	(vi) for members of the audit committee only: other than in the capacity as a member of the audit committee, the Board or any other committee of the Board, the director (A) does not accept, directly or indirectly, any consulting, advisory or other compensatory fee from CNX or its subsidiaries; provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CNX or its subsidiaries (provided that such compensation is not contingent in any way on continued service) or (B) is not an affiliated person of CNX or its subsidiaries.

Any related person transaction required to be disclosed under SEC Regulation S-K, Item 404, shall be considered in determining the independence of a director or nominee.

The Board of Directors Unanimously Recommends that you vote “FOR” the above-named Nominees for the Board of Directors.

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EXECUTIVE COMPENSATION INFORMATION

Compensation Discussion and Analysis

Introduction

As described in our Proxy Summary, 2017 was an extraordinary year for CNX. Effective November 28, 2017, CNX, formerly named CONSOL Energy Inc., completed Separation and changed its name to CNX Resources Corporation. Against this backdrop, our Compensation Committee remained committed to an executive compensation program that is aligned with our business goals and culture and serves the long-term interests of our shareholders. We believe that attracting and retaining superior talent, supported by a compensation program that is highly performance-based, is important to delivering long-term shareholder returns.

As a result of the Separation, the following leadership transitions occurred at CNX in 2017:

●	Mr. Brock, who served as Executive Vice President and Chief Operating Officer – Coal of CNX prior to the Separation, resigned from CNX effective immediately prior to the Separation and assumed the role of Chief Executive Officer of CONSOL Energy (formerly named CONSOL Mining Corporation);
●	Mr. Khani, our former Executive Vice President and Chief Financial Officer, assumed the role of Chief Financial Officer of CONSOL Mining Corporation prior to the Separation, and currently serves as the Chief Financial Officer of CONSOL Energy; and
●	Mr. Rush succeeded Mr. Khani as Executive Vice President and Chief Financial Officer of CNX.

In consideration of these management changes, this Compensation Discussion and Analysis section of the Proxy Statement (“CD&A”) is designed to provide our shareholders with an explanation of CNX’s executive compensation philosophy and objectives, our 2017 executive compensation program, and the compensation paid by CNX to the following named executive officers (“named executives”):

Name	Position
Nicholas J. DeIuliis	President and Chief Executive Officer (“Chief Executive Officer” or “CEO”)
Donald W. Rush	Executive Vice President and Chief Financial Officer (“Chief Financial Officer”)
Stephen W. Johnson	Executive Vice President and Chief Administrative Officer (“Chief Administrative Officer”)
Timothy C. Dugan	Executive Vice President and Chief Operating Officer—Exploration and Production (“Chief Operating Officer—E&P”)
David M. Khani	Former Executive Vice President and Chief Financial Officer (“Former CFO”)
James A. Brock	Former Executive Vice President and Chief Operating Officer—Coal (“Former COO—Coal”)

This CD&A contains references to one or more financial measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of each disclosed non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in Appendix A to this Proxy Statement.

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1	Summary

Our executive compensation program is designed to attract, motivate, and retain key executives who will promote both the short- and long-term growth of CNX and create sustained shareholder value. To this end, we take a pay-for-performance approach to our executive compensation program that ties the majority of the compensation payable to our named executives to stock price and operational performance, and promotes equity ownership among the named executives to greater align their interests with those of our shareholders. Some of the highlights from 2017 include:

●	Successful completion of the Separation, which resulted in two publicly-traded companies – CNX, a natural gas E&P company, and CONSOL Energy, a coal company;
●	No change in the CEO’s target compensation from 2016 to 2017;
●	Over 94% of the shares voted at our 2017 Annual Meeting of Shareholders approved, on an advisory basis, our 2016 executive compensation program;
●	Designed the CEO’s compensation with 90% being at-risk and/or tied to stock price;
●	Designed the 2017 STIC to continue to be focused on cash flow, with modifiers related to safety, environmental, and production operational goals;
●	Maintained the essential components of the LTIC in 2017 to continue to focus on, and reward executives for, the achievement of stock price appreciation goals, including time-based vesting of RSUs over a three-year period and vesting of PSUs over a five-year period based on the achievement of absolute and relative stock price goals;
●	Achieved PSU vesting at more than a maximum performance level with respect to the 2017 tranche of the 2016 PSUs (the 2017 tranche of the 2017 PSUs were not earned);
●	Paid at target the 2015 PSUs with a 2015 – 2017 performance period, based on achievement of the average Return on Capital Employed (“ROCE”) metric at the “Outstanding” performance level, with relative total shareholder return (“TSR”) at a below-threshold performance level;
●	Continued competitive stock ownership guidelines and long-term retention requirements for equity awards granted in 2015 and beyond; and
●	No employment agreements between CNX and current executives.

Managerial decisions over time drive a company’s financial performance. CNX’s financial and non-financial performance has been consistently solid over the years, despite the volatile economy and volatile commodity prices. This conclusion is underscored by our “Business/Strategic Highlights” and “Compensation Highlights”, as described on pages 8 and 9.

2	Pay for Performance

We consistently place a substantial portion of our named executives’ compensation at-risk, a majority of which is dependent upon the performance of our stock price. As demonstrated in the following charts for the CEO, on the one hand, and Messrs. Johnson, Rush and Dugan, on the other hand, the vast majority of our named executives’ compensation is in the form of short-term and long-term incentive-based compensation.

CNX 2017 CEO TARGET PAY MIX	CNX 2017 AVERAGE OTHER NEO TARGET PAY MIX

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The above charts demonstrate a strong alignment between the named executives’ compensation and the long-term interests of our shareholders. In short, our named executives’ compensation is highly correlated with stock price performance – if value is not delivered to our shareholders, as measured by stock price, then the named executives’ compensation will be adversely affected.

3	Compensation Setting Process

Compensation Philosophy and Objectives

CNX’s compensation philosophy is to provide a total compensation package—that is, base salary, short-term (annual) incentive compensation, long-term (equity-based) compensation (generally, in the form of RSUs and PSUs), retirement compensation (401(k) contributions), and benefits (such as health insurance, vacation, etc.) that will attract and retain employees with the education, experience, values (Responsibility, Ownership and Excellence), initiative and drive necessary to execute CNX’s business plan and achieve CNX’s long-term strategic goals. Each named executive’s total compensation opportunity is generally targeted within a reasonable range around the median of similarly-situated executives at our peer group companies after consideration of the items described in the next paragraph. See “Use of Peer Group Data” below for a list of the companies included in our 2017 and 2018 peer groups.

Key factors affecting the Compensation Committee’s executive compensation determinations include: (i) the nature and scope of an executive’s responsibilities; (ii) an executive’s performance (including contribution to CNX’s financial results); and (iii) the Compensation Committee’s outside compensation consultant’s report(s) on survey and/or proxy data for compensation paid to executives with similar responsibilities at other similarly-situated companies.

Results of 2017 Shareholder Vote on Named Executive Compensation

CNX engages in discussions with our major shareholders on various topics, including the compensation of our named executives. The insight that we have gained over the years through these discussions has been helpful to the Compensation Committee as it considers and adopts compensation policies relating to our named executives.

Over 94% of the shares voted at our 2017 Annual Meeting of Shareholders approved our 2016 executive compensation program. We believe this vote outcome was positively impacted by our continued active engagement with our shareholders and our emphasis on efforts to structure our executive compensation programs to better align the interests of our named executives and shareholders. We understand from our shareholders that the changes we have made to our executive compensation programs and business have, in fact, more closely aligned our programs with their expectations. This vote result indicated to the Compensation Committee that no significant changes needed to be made to the executive compensation program going forward.

We will continue to engage actively in discussions with our shareholders on executive compensation matters and consider shareholder views about our core principles and objectives when determining the compensation of our named executives.

Use of Peer Group Data

A primary factor that the Compensation Committee considers in determining the total compensation opportunity available to each of our named executives is whether such total compensation opportunity is competitive with the total compensation opportunities offered to similarly-situated executives by our competitors.

Due to our historically unique position of being both a natural gas and coal producer prior to the Separation, the Compensation Committee previously has used a peer group of companies that included a mix of both natural gas and coal companies, against which the Compensation Committee measured our overall compensation program. The scarcity of companies similar to CNX historically meant that it was difficult for the market to value our diverse holdings of natural gas and coal assets, which led to a more complex business model than most, if not all, of our peers. In selecting the below companies, the Compensation Committee also considered CNX’s revenue and market capitalization relative to these peers and their business segment revenue. As described below, following the Separation and our transition into a pure-play E&P company, the Compensation Committee has further refined our peer group for 2018.

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In consideration of the above, the following peer companies were used to help establish 2017 compensation for our named executives (collectively, the “peer group”):

Antero Resources Corporation	Gulfport Energy Corporation	SM Energy Company
Cabot Oil and Gas	Noble Energy, Inc.*	Teck Resources Limited*
Chesapeake Energy Corporation	QEP Resources, Inc.*	Whiting Petroleum Corporation
Devon Energy Corporation*	Range Resources Corporation	WPX Energy
EOG Resources, Inc.	Rice Energy Inc.*
EQT Corporation	Southwestern Energy Corporation
*	In light of the separation and CNX’s transition to a pure-play E&P company, these peers were removed from CNX’s peer group for 2018 (the “2018 peer group”). After removal of these companies, the Compensation Committee added Energen Corporation and PDC Energy, Inc. to the 2018 peer group as relevant industry peers. Rice Energy was removed from the 2018 peer group due to its 2017 acquisition by EQT Corporation.

On average, our current named executives are at the 50th percentile of the 2018 compensation peer group. With respect to the average percentile ranking for the named executives’ total direct compensation compared to the 2018 compensation benchmark peer group, the Compensation Committee’s compensation consultant found the following:

CNX PERCENTILE RANKINGS FOR 2017 AMONG 2018 PEER GROUP

Average Target Total Direct Compensation for Named Executives	Total Shareholder Return	Revenue	Market Capitalization
50th percentile(1)	51st percentile	57th percentile(2)	37th percentile(3)
(1)	Average total direct compensation includes base salary, annual incentive payment and target value of long-term incentives measured as of the January 31, 2017 grant date of the following named executives: Messrs. DeIuliis, Rush, Johnson, and Dugan.
(2)	Based on CNX’s revenues of $1.5 billion in 2017.
(3)	Based on CNX’s market capitalization of $3.3 billion (as of December 31, 2017 and after $103 million of stock repurchases for that year).

Role of Compensation Consultant

The compensation consultant is retained by the Compensation Committee and works with the Compensation Committee in coordination with management. In 2017, the Compensation Committee engaged Willis Towers Watson (the “consultant”) to assist with the development of our 2017 executive compensation program. A consultant representative generally attended Compensation Committee meetings and was available to participate in executive sessions. Aside from this retention by the Compensation Committee for the foregoing purposes, the consultant provided no other services to CNX during 2017. In order to assure the consultant’s independence, it is the Compensation Committee’s practice to pre-approve any work unrelated to executive and director compensation that may be proposed to be provided by the consultant. In addition, the Compensation Committee also considered all factors relevant to the consultant’s independence from management, including those factors mandated by the listing standards of the NYSE.

The Compensation Committee looks to the compensation consultant to review the elements of our compensation program, including the appropriate mix of short- and long-term incentives, and for any recommendations of modifications thereto, based on their review of the market practices at a peer group of companies and CNX’s compensation objectives. The consultant also provides ongoing input on the design of our incentive programs and the underlying performance metrics.

Process for Evaluating Compensation

Generally, in the first quarter of each year, the Compensation Committee meets to establish the base salaries, incentive opportunities, and related performance goals of CNX’s incentive compensation programs, including the STIC and LTIC. To establish compensation for a particular named executive (other than our CEO), CNX’s Human Resources personnel make initial assessments that are submitted to our CEO for review. This assessment considers relevant industry salary practices, the complexity and level of responsibility associated with the particular named executive’s position, the position’s overall importance to CNX in relation to other executive positions, and the competitiveness of the named executive’s total compensation. Our CEO may make appropriate changes to this qualitative assessment based on his determination of such named executive’s past performance. The Compensation Committee then reviews: (i) our CEO’s compensation recommendations for each named executive (other than himself); (ii) our CEO’s evaluation of each named executive’s performance and internal value; and (iii) the benchmarking studies as compiled by the consultant.

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After considering the factors described above, and in consultation with the CEO and the consultant, the Compensation Committee approved the named executives’ 2017 compensation packages.

To establish compensation for our CEO, the Compensation Committee reviews: (i) the benchmarking studies and compensation alternatives compiled by the consultant; (ii) the CEO’s self-evaluation of his annual performance; and (iii) the Board’s evaluation of his annual performance.

After considering these factors, the Compensation Committee reviews and approves, and recommends that the Board approve, the compensation of our CEO. Our CEO does not participate in, and is not present for, any approvals relating to his compensation.

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4	Compensation Decisions for 2017

Elements of Executive Compensation Program

In 2017, we continued to compensate our named executives through the following:

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2017 Base Salary

The Compensation Committee reviewed the base salaries of our named executives in January 2017, with the exception of Mr. Rush, who was appointed as Chief Financial Officer in August 2017. As a result of the Compensation Committee’s review of named executives’ base salaries as compared to those of the peer group companies, the Compensation Committee recommended increases to our named executives’ base salaries for 2017. Mr. DeIuliis declined an increase to his base salary. Mr. Rush’s base salary for 2017 reflects his mid-2017 promotion to Chief Financial Officer, and the annual base salaries of our other named executives were modestly increased for 2017 based on merit, as follows:

Named Executive	Salaries for 2016		Salaries for 2017		Percent Change
Chief Executive Officer	$800,000		$800,000		0%
Chief Financial Officer	N/A	(1)	$350,000	(2)	N/A
Chief Administrative Officer	$485,850		$497,996		2.5%
Chief Operating Officer – E&P	$435,625		$446,516		2.5%
Former CFO	$517,625		$530,566		2.5%
Former COO – Coal	$410,000		$420,250		2.5%
(1)	Salary related to time prior to Mr. Rush assuming the Chief Financial Officer role.

(2)	Salary as of August 2, 2017, the date Mr. Rush assumed the Chief Financial Officer role.

2017 STIC

The STIC program is designed to deliver annual cash awards when CNX and our named executives are successful in meeting or exceeding established performance targets and to pay less, or nothing at all, when CNX and/or our employees fall short of these targets. The STIC program provides incentive compensation (measured at target) that is comparable to compensation provided by companies with which CNX competes for executive talent. The description of the 2017 STIC program established by the Compensation Committee applied to all the named executives, other than Messrs. Brock and Khani, after the Separation. Messrs. Brock’s and Khani’s 2017 STIC programs ultimately were approved by the board of directors of the general partner of CONSOL Coal and/or the new CONSOL Energy, as described below.

For the 2017 STIC applicable to the January 1, 2017 – December 31, 2017 performance period, the Compensation Committee continued the same simplified annual incentive plan that it adopted in 2016, which aligns management’s interests with the key goal of generating free cash flow. The free cash flow performance factor (“STIC Cash Flow”), which was based on CNX’s operating cash flow, was calculated as follows:

The STIC cash flow performance factor, based on the objectives set by management, had a score ranging from 0 – 200%, with a score of 100% indicating target performance and a higher score (up to a maximum of 200%) indicating above-target performance. If the threshold, or minimum, score of 50% had not been achieved, a score of zero would have been assigned, with no payout. Upon achievement of the threshold, target, or maximum score, the free cash flow performance factor was determined based on such score, with payout potentially modified by the Safety, Environmental and Production modifiers, as described in greater detail below. The target free cash flow performance factor was derived from the annual Board-approved profit objective for CNX for 2017.

The 2017 STIC program was based on the application of the following formula:

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As such, the STIC payouts were as follows:

2017 STIC Performance and Payout(1)

(1)	Before determining performance, the 2017 STIC program was first funded by a bonus pool of 2% of 2017 EBITDA, calculated as set forth on Appendix A.

(2)	The $699 million STIC Cash Flow for 2017 was calculated as set forth on Appendix A. As described in that Appendix, the STIC Cash Flow calculation included (i) a $91 million carryover, representing the amount of cash flow above the maximum performance amount for the 2016 STIC, and (ii) $425 million of proceeds from the Separation. This approach to the STIC Cash Flow calculation would have rendered a 200% payout for employees. However, at management’s suggestion, the Board exercised negative discretion and deducted $233 million of the price paid for Noble Energy Inc.’s interest in CONE Gathering LLC (“CONE Transaction”). Although the CONE Transaction did not close until January 3, 2018 (and thus, was outside of the 2017 STIC performance period), management and the Board thought it would be appropriate to reduce the STIC Cash Flow by approximately 75% of the $305 million purchase price, given that asset sales and proceeds from the Separation in 2017 increased the STIC Cash Flow and that the CONE Transaction occurred immediately after year-end.

(3)	The Safety modifier was achieved at a below target level, resulting in a -7.5% modification to the pay-out. The 2017 STIC pay-out could have increased or decreased by 10%, depending on the severity of safety incidents for 2017. The safety severity measure calculation equals the total number of exceptions times the severity value for each exception/total number of exceptions. The applicable modifier scale was as follows:

Outstanding	≤1.00	+10% modification
Target	1.40	No modification
Unsatisfactory	≥1.80	-10% modification

(4)	The Environmental modifier was achieved at an above target level, resulting in a 3.5% modification to the pay-out. The 2017 STIC pay-out could have increased or decreased by 10% depending on the severity of environmental incidents for 2017. The environmental severity measure calculation equals the total number of incidents times the severity value for each incident/total number of incidents. The applicable modifier scale was as follows:

Outstanding	≤1.46	+10% modification
Target	1.86	No modification
Unsatisfactory	≥2.26	-10% modification

(5)	The Production modifier was achieved below target, resulting in a -6.82% modification to pay-out. The 2017 STIC pay-out could have increased or decreased by 10% depending on the achievement of production targets for 2017 as follows:

Outstanding	≥ 428.9 Bcfe	+10% modification
Target	416 Bcfe	No modification
Unsatisfactory	≤ 403.1 Bcfe	-10% modification
(6)	Based on straight line interpolation of the table.

Based on the results of the 2017 STIC Plan as shown above, the ultimate payouts to our named executives for 2017 performance were as follows:

	Target Opportunity	Target	STIC Payout
	Percentages	Payout	Score (% of
Named Executive	(% of Base Salary)(1)	Opportunity	Opportunity)	Actual Payout(2)
Chief Executive Officer	120%	$960,000	148.2%	$1,423,000
Chief Financial Officer	80%	$280,000	148.2%	$415,000
Chief Administrative Officer	65%	$323,698	148.2%	$480,000
Chief Operating Officer – E&P	65%	$290,235	148.2%	$431,000
Former CFO(3)	70%	$371,396	N/A	N/A
Former COO – Coal(3)	65%	$273,163	N/A	N/A
(1)	The Compensation Committee determined the 2017 target opportunity percentages for our named executives based on a review of competitive data and performance, except in the case of Mr. Brock, whose 2017 STIC program was determined and approved by the Board of Directors of the general partner of CONSOL Coal. The Compensation Committee and Board approved the target opportunity percentages and payouts for each of the named executives, except as described in footnote (3).

(2)	Rounded up to the nearest thousand.

(3)	In connection with the completion of the Separation, CONSOL Energy assumed all of the obligations regarding the 2017 STIC programs established for Messrs. Khani and Brock, including the applicable metrics for determining the pay-outs approved therein and the related obligations to pay them for 2017 performance thereunder. For a description of their respective 2017 STIC programs (and pay-outs for 2017 performance), see the 2018 proxy statement to be filed by CONSOL Energy. See “Compensation Decisions Related to the Separation” for more information regarding Messrs. Khani’s and Brock’s 2017 STIC payments.

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LTIC

Our LTIC program is designed to create a strong incentive for our named executives to achieve the longer-term performance objectives in CNX’s strategic plan and to align management’s interests with those of our shareholders. In January 2016, the Compensation Committee restructured the LTIC program to encourage retention, align management’s interests with those of our shareholders, and focus on shareholder return. The Compensation Committee retained the overall design of the LTIC for 2017, except that RSUs replaced options as the time-based long-term incentive component. Accordingly, the Compensation Committee determined that each named executive would receive his entire 2017 long-term incentive opportunity in the form of PSUs and RSUs, with 55% of each named executive’s target long-term incentive opportunity in the form of PSUs, and 45% in the form of time-based RSUs. The Compensation Committee believes that our PSU awards align the interests of our employees with those of our shareholders because the vesting of such awards is tied to the achievement of pre-approved, long-term performance goals related to our stock price.

A. 2017 – 2021 PSU Grants (2017 Tranche – No Payout)

In January 2017, the Compensation Committee granted PSUs that vest, if earned, ratably over a five-year period (January 1, 2017 through December 31, 2021) based on annual performance measurements. This five-year vesting period encourages retention among our named executives.

The vesting of the named executives’ 2017-2021 PSU awards will be calculated annually based on the following pre-established, equally-weighted goals, with the aggregate payout capped at 200% of target:

(i)	TSR relative to the S&P 500 (measured at the end of each year during the five-year performance period using the 10-day average closing stock price ending December 31st for the applicable tranche); and

(ii)	Absolute stock price appreciation (measured at the end of each year during the five-year performance period using the 10-day average closing stock price per share ending on January 31, 2017 of $16.11, as adjusted to take into account the Separation (the “2017 GDSP”), as the starting point). See “Compensation Decisions Related to the Separation” on page 44 for further information regarding the adjustments to GDSP.

(1)	Straight line interpolation between performance levels.

(2)	After reviewing the Corporation’s prior stock price performance and consideration of the Corporation’s business plan, the Compensation Committee considered the stock price goals applicable to the remaining tranches of the 2017-2021 PSU awards, as confidential and challenging but attainable.

In the event that a tranche fails to pay out at the end of any annual tranche period with respect to the absolute stock price measure (a “Missed Year”), the unvested PSUs attributable to the Missed Year may still become fully vested, at a target level, if the Company achieves target performance (or greater) as determined after the end of a future tranche. The opportunity to recoup any missed payouts can occur for any prior tranche, but only up to target performance for that prior period.

Additionally, if the closing market price of CNX common stock equals or exceeds 200% for one or more future years, all unvested PSUs associated with those specific years will pay out at 200%. The Compensation Committee believes that this “acceleration of vesting” feature will help to enhance the retention of our named executives.

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In January 2017, the Compensation Committee approved the following target awards for the 2017 – 2021 PSUs for the named executives (in the dollar amounts shown below), other than for Mr. Brock, who received his 2017 long-term incentive compensation under the CONSOL Coal 2015 Long-Term Incentive Plan (“CONSOL Coal LTIP”), as further described below.

Named Executive	PSUs (Target)
Chief Executive Officer		$3,300,000
Chief Financial Officer(1)		$55,000
Chief Administrative Officer		$1,072,500
Chief Operating Officer – E&P		$1,045,000
Former CFO(2)		$1,421,200
Former COO – Coal	$	N/A
(1)	Mr. Rush was appointed as CNX’s Chief Financial Officer in August 2017 after the regular-cycle annual long-term incentive awards were approved by the Compensation Committee.

(2)	In connection with the Separation, Mr. Khani’s 2017 PSUs were converted into PSUs relating to shares of common stock of CONSOL Energy. For performance periods after 2017, the performance metrics applicable to his 2017 PSUs will be based on performance metrics related to CONSOL Energy.

In January 2018, the Compensation Committee determined the payout of the first tranche of the 2017 – 2021 PSU awards, based on CNX’s relative TSR and absolute stock price performance during 2017. This determination was based on strict adherence to the formula described above. The performance results for 2017 are shown in the below chart; the Compensation Committee determined that both the relative TSR and absolute stock price goals were achieved below threshold and, accordingly, no amounts were earned.

Performance Metric	Performance Results (%)	Units Earned (%)	Weighting (%)	Total Units Earned (%)
Relative TSR(1)	≤25 percentile	0%	50%	0%
Absolute Stock Price(2)	Less than GDSP + 7.0%	0%	50%	0%
(1)	Relative TSR for the 2017 tranche was measured by comparing CNX’s 10-day average closing stock price per share ending on December 31, 2016 and the companies in the S&P 500 as of that same date against their 10-day average closing stock price per share ending on December 31, 2017. Dividends were included on a cash basis.

(2)	The absolute stock price metric for the 2017 tranche was measured by comparing the 2017 GDSP against CNX’s 10-day average closing stock price per share ending December 31, 2017 of $14.46 per share.

As a result of the achievement of the above performance factors, the executive officers did not earn any payouts:

	2017 PSU Tranche	Target Payout	Payout Amounts
Named Executive	(at target)	(%)	(# of shares)
Chief Executive Officer	45,000	0%	0
Chief Financial Officer	748	0%	0
Chief Administrative Officer	14,624	0%	0
Chief Operating Officer – E&P	14,249	0%	0
Former CFO(1)	12,063	0%	0
Former COO – Coal	N/A	N/A	N/A
(1)	As noted above, Mr. Khani’s 2017 PSUs were earned based on the performance of CNX’s common stock for the 2017 tranche but were to be paid, if earned, in shares of CONSOL Energy common stock.

B. 2017-2019 RSU Grants

In order to provide competitive compensation, retain key executive talent, and align management’s interests with the shareholders, in January 2017, the Compensation Committee granted time-based, three-year ratable vesting RSU awards to all of the named executives, other than the former COO – Coal, for the reason noted below.

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The 2017 RSUs granted to the named executives were as follows:

Aggregate Dollar Value
Named Executive	of RSU Awards
Chief Executive Officer	$2,700,000
Chief Financial Officer(1)	$545,000
Chief Administrative Officer	$877,500
Chief Operating Officer – E&P	$855,000
Former CFO(2)	$1,162,800
Former COO – Coal(3)	$ N/A

(1)	Mr. Rush received both a regular-cycle RSU award in January 2017 and an RSU award in connection with his promotion to Chief Financial Officer in August 2017. The RSUs awarded to him in connection with his promotion vest ratably over a five-year period from the grant date, subject to Mr. Rush’s continued employment with CNX.

(2)	In connection with the Separation, Mr. Khani’s award was converted into an RSU award relating to CONSOL Energy common stock.

(3)	Mr. Brock did not receive an RSU award as part of his 2017 LTIC because he received an equity award under the CONSOL Coal LTIP, due to his service as Chief Executive Officer and a director of the general partner of CONSOL Coal prior to the Separation. The Board of the general partner of CONSOL Coal approved, and the CNX Compensation Committee approved, Mr. Brock’s award under the CONSOL Coal LTIP.

C. CONSOL Coal Phantom Units (Mr. Brock Only)

Beginning in 2016, CONSOL Coal began issuing long-term incentive awards, including phantom units, under the CONSOL Coal LTIP to its executives and key employees. For 2017, CONSOL Coal equity-based awards for Mr. Brock consisted of CONSOL Coal phantom stock units, which vest one-third per year and were granted in the amount of 73,246 phantom units in January 2017.

D. Payout of 2016–2020 PSUs (2017 Tranche Only)

In January 2016, the Compensation Committee granted PSUs that vest, if earned, ratably over a five-year period (January 1, 2016 through December 31, 2020) based on annual performance measurements. More information about the 2016 – 2020 PSU grants is available in CNX’s 2017 Proxy Statement that was filed with the SEC on April 3, 2017.

As with the 2017 – 2021 PSU awards, the vesting of the named executives’ 2016-2020 PSU awards will be calculated annually, based on the following pre-established, equally weighted goals, with the aggregate payout capped at 200% of target:

(i)	TSR relative to the S&P 500 (measured at the end of each year during the five-year performance period using the 10-day average closing stock price ending December 31st for the applicable tranche); and

(ii)	Absolute stock price appreciation (measured at the end of each year during the five-year performance period using the 10-day average closing stock price per share ending January 29, 2016 of $5.26, as adjusted, to take into account the Separation (the “2016 GDSP”), as the starting point).

(1)	Straight line interpolation between performance levels.

(2)	After reviewing the Corporation’s prior stock price performance and consideration of the Corporation’s business plan, the Compensation Committee considered the stock price goals applicable to the remaining tranches of the 2017-2021 PSU awards, as confidential and challenging but attainable. See “Compensation Decisions Related to the Separation” on page 44 for further information.

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As with the 2017 – 2021 PSUs, the 2016 – 2020 PSUs have the “Missed Year” concept, in that the unvested PSUs attributable to a Missed Year may still become fully vested, at a target level, if CNX achieves target performance (or greater) at the end of a future tranche. The opportunity to recoup any losses can occur for any prior tranche, but only up to target performance for that prior period.

In January 2018, the Compensation Committee determined the payout of the second tranche of the 2016 – 2020 PSU awards, based on CNX’s relative TSR and absolute stock price performance during 2017. This determination was based on strict adherence to the formula described above. The performance results for 2017 are shown in the below chart; the Compensation Committee determined that the second tranche of the 2016 – 2020 PSUs was achieved at a maximum level, with (i) a relative TSR score of 200% and (ii) an absolute stock price score of 200%.

	Performance Results	Units Earned	Weighting	Total Units Earned
Performance Metric	(%)	(%)	(%)	(%)
Relative TSR(1)	96.8 percentile	200%	50%	200%
Absolute Stock Price Per Share(2)	$14.46	200%	50%

(1)	Relative TSR for the 2017 tranche was measured by comparing CNX’s 10-day average closing stock price per share ending on December 31, 2015 and the companies in the S&P 500 as of that same date against their 10-day average closing stock price per share ending on December 31, 2017. Dividends were included on a cash basis.

(2)	The absolute stock price metric for the 2017 tranche was measured by comparing the 2016 GDSP against CNX’s 10-day average closing stock price per share ending December 31, 2017 of $14.46 per share.

As a result of the achievement of the above performance factors, the named executives earned the following payouts.

	2017 PSU Tranche	Target Payout	Payout Amounts
Named Executive	(at target)	(%)	(# of shares)
Chief Executive Officer	96,008	200%	192,016
Chief Financial Officer	1,200	200%	2,400
Chief Administrative Officer	24,002	200%	48,004
Chief Operating Officer – E&P	22,402	200%	44,804
Former CFO(1)	19,920	200%	39,840
Former COO – Coal(1)	9,960	200%	19,920
(1)	In connection with the Separation, Messrs. Khani’s and Brock’s 2016 PSUs were converted into awards relating to shares of CONSOL Energy common stock (with only the 2017 tranche continuing to be earned based on the performance of CNX common stock as to the applicable performance measures).

E. Payout of 2015–2017 PSUs (Cliff Vesting)

In January 2015, the Compensation Committee approved the award of PSUs to our named executives and other key employees at that time, which had a performance period from January 1, 2015 through December 31, 2017. Additional information regarding the 2015 – 2017 PSUs is included in CNX’s Proxy Statement filed with the SEC on April 1, 2016.

The Compensation Committee determined the actual payout of the 2015 – 2017 PSU awards by strictly adhering to the following formula, with the two metrics of relative TSR and average ROCE being equally weighted:

(1)	Before determining performance relative to the TSR and ROCE metrics, the Compensation Committee decided that the awards would not be earned unless 50% of the Board-approved cumulative EBITDA goal for the 2015-2017 performance period ($2.0 billion) was attained ($5.0 billion actual results). The calculation of this goal, and the ROCE goal, are set forth on Appendix A.

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Based on the above targets and the actual performance results shown in the below chart, the Compensation Committee determined that, with respect to the three-year performance period of January 1, 2015 through December 31, 2017, the PSUs were earned at a 100% level, based on (i) a TSR score of 0% and (ii) a ROCE score of 200%.

Performance Metric(1)	Performance Results (%)	Units Earned (%)	Weighting (%)	Total Units Earned (%)
Relative TSR(2)	4.8%	0%	50%	100%
ROCE(3)	11.43%	200%	50%
(1)	The 2015-2017 EBITDA goal was attained at $5.0 billion as described on Appendix A.
(2)	Relative TSR was measured by comparing CNX’s 10-day average closing stock price per share ending on December 31, 2014 and the companies in the S&P 500 as of that same date against the 10-day average closing stock price per share ending December 31, 2017.
(3)	The calculation of the ROCE result is set forth on Appendix A.

As a result of the above performance determinations, the applicable named executives earned the following PSUs for the 2015 – 2017 performance period:

Named Executive	PSUs Granted in January 2015 (Target) (# of shares)	Shares of Common Stock Issued (Earned PSUs)
Chief Executive Officer	132,604	132,604
Chief Financial Officer	2,008	2,008
Chief Administrative Officer	33,154	33,154
Chief Operating Officer – E&P	26,522	26,522
Former CFO(1)	23,837	23,837
Former COO – Coal(1)	10,315	10,315

(1)	In connection with the Separation, Messrs. Khani’s and Brock’s 2015 PSUs were converted into awards in CONSOL Energy’s common stock (with the performance metrics continuing to be subject to the attainment of the goals relative to CNX).

5	Compensation Decisions Related to the Separation

As discussed above, during 2017, CNX successfully completed the spin-off of CONSOL Energy, formerly known as CONSOL Mining Corporation. During the year, we accomplished what we set out to do, which was to establish two standalone public companies with world-class leadership teams and ensure a seamless transition during the process of separation, while finalizing our transition to a pure-play E&P company. This portion of the CD&A explains how our named executives’ STIC and equity compensation was impacted as a result of the Separation, including as it relates to outstanding PSUs. For purposes of clarity, as used in this section, “ParentCo” refers to CNX prior to the Separation.

The effect of the Separation on the 2017 STIC and ParentCo equity incentive awards was addressed in the Employee Matters Agreement between ParentCo and CONSOL Energy, among other matters, and is briefly summarized below.

Treatment of 2017 Annual Incentive Bonus Payments

Following the Separation, Messrs. DeIuliis, Rush, Johnson, and Dugan continued to participate in our 2017 STIC, and Messrs. Khani and Brock became participants in CONSOL Energy’s annual incentive bonus programs. In accordance with the Employee Matters Agreement, Mr. Khani’s 2017 annual incentive bonus was based on eight months of ParentCo performance (January – August 2017) and four months of CONSOL Energy performance (September – December 2017), while Mr. Brock’s 2017 annual incentive bonus was based on ParentCo metrics for nine months (January – September 2017) and CONSOL Energy metrics for the last three months of 2017 (October – December 2017). In connection with the Separation, CNX assumed the obligations to pay the 2017 STIC, if earned, to Messrs. DeIuliis, Rush, Johnson, and Dugan, and CONSOL Energy assumed the obligations to pay the 2017 annual incentive bonus amounts, if earned, to Messrs. Khani and Brock.

Treatment of Equity-Based Compensation in the Separation

In accordance with the Employee Matters Agreement, the terms of the named executives’ outstanding awards, including the number of shares subject to such awards and the exercise price of any outstanding options, were adjusted to take into account the Separation. Additionally, pursuant to the terms of Mr. Brock’s change in control severance agreement with ParentCo (and other parties thereto) that was executed prior to the Separation, his outstanding equity awards in ParentCo and CONSOL Coal vested in connection with the closing of the Separation, with the payment of PSUs continuing to be subject to the attainment of the performance goals.

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Generally, in other cases, the terms of outstanding equity awards did not change following the Separation, including with respect to such awards’ vesting conditions and schedule. However, formulaic adjustments were made to the outstanding awards, based upon ratios derived from the stock prices of ParentCo pre-Separation and CONSOL Energy and CNX post-Separation (the “Separation Ratios”). These formulaic adjustments were designed to ensure that the overall intrinsic value of outstanding equity awards prior to the Separation remained the same as the overall intrinsic value of the equity awards following the Separation.

Stock Options

Following the Separation, each outstanding award of ParentCo options was adjusted to reflect the CNX Separation Ratio and became CNX options for all employees (whether or not such employee continued with CNX or CONSOL Energy following the Separation). The exercise price of, and number of shares subject to, each option was adjusted in a manner intended to preserve the aggregate intrinsic value of the original ParentCo option, subject to rounding. The adjusted CNX options otherwise continue to have the same terms and conditions that applied to the original ParentCo option prior to the Separation.

RSUs

Following the Separation, each outstanding RSU award was adjusted and converted from ParentCo RSUs to CNX RSUs or CONSOL Energy RSUs, in the case of Messrs. Khani, Brock, and other employees continuing with CONSOL Energy. Such adjusted RSU awards otherwise continue to have the same terms and conditions that applied to the original ParentCo RSU award prior to the Separation.

PSUs

Following the Separation, each outstanding PSU award was adjusted and converted from ParentCo PSUs to CNX PSUs or CONSOL Energy PSUs, in the case of Messrs. Khani and Brock and the other employees who continued with CONSOL Energy post-Separation. Further, as described immediately below, the relevant performance conditions applicable to the vesting and/or payment of any such PSU Award were adjusted to reflect the Separation. Such adjusted CNX PSU awards and CONSOL Energy PSU awards, as applicable, continued to have the same terms and conditions that applied to the original ParentCo PSU awards prior to the Separation except that (i) for the 2015 PSUs and the 2017 tranches of the 2016 PSUs and 2017 PSUs, performance against the goals was measured based on ParentCo (pre-Separation) and CNX (post-Separation) performance during the applicable performance period for all employees (whether or not such employees continued with CNX or CONSOL Energy following the Separation) and (ii) for PSU awards with performance periods ending after 2017, (i) the absolute stock price goal was adjusted for the CNX or CONSOL Energy Separation Ratio depending on which company an employee continued with following the Separation (in the case of Messrs. DeIuliis, Rush, Johnson and Dugan, the CNX Separation Ratio, and for Messrs. Khani and Brock, the CONSOL Energy Separation Ratio) and (ii) performance will be based on the stock price of the company to which the applicable ParentCo was employed following the Separation. Payments of the PSUs, if earned, are or will be made in the shares of the company to which the applicable ParentCo employee was employed with following the Separation.

For more information regarding how the named executives’ equity awards were adjusted in connection with the Separation, please refer to the “Outstanding Equity Awards at Fiscal Year End” tables on pages 53 and 54, together with the “Option Exercises and Stock Vested Table – 2017” on page 54.

Separation-Related Recognition Awards

Following the Separation and in consideration of the year-long process to transform CNX into a pure-play E&P company, the Chairman of the Board and the CEO recommended that the Board approve special recognition awards be made to certain non-employee directors, executive officers, and key employees of CNX. In December 2017, the Board approved RSU awards in the amount of $100,000 to each non-employee director, other than Mr. Thorndike (who declined a special recognition award). The awards were granted in January 2018 and will vest on the one-year anniversary date of grant. The Board also approved the following RSU and cash bonus awards to the named executives who have continued employment with CNX following the Separation:

Named Executive	RSU Awards(1)	Cash Awards
Chief Executive Officer	N/A	N/A
Chief Financial Officer	$200,000	$200,000
Chief Administrative Officer	$250,000	$250,000
Chief Operating Officer – E&P	$150,000	$150,000

(1)	The RSU awards were granted on January 30, 2018 and will vest ratably over a three-year period on each anniversary of the grant date.

Mr. DeIuliis declined his special recognition award in connection with his role in the Separation.

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6	Other Compensation Policies and Information

Retirement Benefit Plans

During 2017, CNX maintained retirement benefit plans, including supplemental retirement plans, which are intended to attract and retain key talent. CNX also continues to move toward a defined contribution strategy to deliver retirement benefits to its employees. In 2014, we froze the retirement plan for employees and eliminated retiree medical benefits for all active employees, including our named executives. In connection with the Separation, CONSOL Energy assumed the pension plan, as described in greater detail under “Understanding Our Pension Benefits Table” on page 55.

Change in Control Agreements

We have change in control agreements with each of our named executives who are currently employed by us, which we refer to as “CIC Agreements.” The CIC Agreements provide for a “double trigger” requirement, in that each named executive will receive severance benefits only if such named executive’s employment is terminated or constructively terminated after, or in connection with, a change in control (as defined in the respective CIC Agreements) and such named executive enters into a general release of claims reasonably satisfactory to us. Under these circumstances, the named executives would be entitled to receive a lump sum cash severance payment equal to a multiple of base pay, plus a multiple of incentive pay (as defined in each named executive’s respective CIC Agreement) as follows:

Named Executive(1)	Multiple of Base Salary and Incentive Pay
Chief Executive Officer	2.5
Chief Financial Officer	1.5
Chief Administrative Officer	2.0
Chief Operating Officer – E&P	2.0

(1)	As described above, in connection with the Separation, Mr. Brock’s equity awards under the CNX equity incentive plan and CONSOL Coal LTIP vested, with the PSU awards continuing to be subject to the attainment of the applicable performance goals. Under the Employee Matters Agreement, CONSOL Energy assumed any future liability and responsibility for Mr. Brock’s CIC Agreement. Mr. Khani’s CIC Agreement terminated upon the Separation and Messrs. Brock and Khani entered into new CIC Agreements with CONSOL Energy.

Additionally, benefits would be continued for 18 to 30 months (as set forth in the applicable CIC Agreement) and equity grants would accelerate and vest in connection with a change in control. The Compensation Committee believes that providing change in control benefits in the CIC Agreements and equity award agreements will motivate executives to take actions in the event of a proposed change in control that are in the best interests of CNX and its shareholders, while reducing the distraction of the potential impact of such a transaction on the named executive personally. To protect the business interests of CNX, the CIC Agreements and equity award agreements also contain confidentiality obligations, a one-year non-competition covenant and a two-year non-solicitation covenant.

Additional terms of these agreements are more fully described in “Understanding Our Change in Control and Employment Termination Tables and Information” on page 60.

In connection with the Compensation Committee’s objective to provide compensation opportunities that will attract and retain superior executive personnel who will make significant contributions to CNX, our CIC Agreements that were entered into prior to 2009 provide for tax gross-ups in the event of a change in control (the CIC Agreements of Messrs. Rush and Dugan, which were entered into more recently, do not contain change in control tax gross-ups). If it is determined that any payment or distribution by CNX, or CNX Gas Corporation, a subsidiary of CNX (“CNX Gas”), in the case of our CEO and Chief Administrative Officer, to or for the disqualified person’s benefit would constitute an “excess parachute payment,” CNX or CNX Gas will pay to the disqualified person a gross-up payment, subject to certain limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999, and any tax imposed upon the gross-up payment, will be equal to the excise tax on such payments or distributions. In connection with incorporating gross-up provisions in the CIC Agreements entered into prior to 2009, the Compensation Committee determined that such gross-up payments were consistent with general market practice at that time such that each executive would receive the intended level of severance benefits unencumbered by the 20% excise tax. It is CNX’s policy not to provide tax gross-ups in future CIC Agreements, as evidenced by the more recent agreements with Messrs. Rush and Dugan.

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Clawback Policy

The Compensation Committee and Board approved the adoption of an executive compensation clawback policy, which provides that the Compensation Committee may seek to recover performance-based cash and equity incentive compensation awarded in 2014 and thereafter that was paid to an executive officer in the three years prior to a restatement as a result of CNX’s material non-compliance with the financial reporting requirements of the securities laws if (i) such officer is responsible for such restatement and (ii) the amount paid to the officer would have been lower had it been calculated based on such restated financial statements.

Stock Ownership Guidelines for Executives

The stock ownership guidelines provide that all employees designated as officers for purposes of the policy should own shares of CNX stock, the value of which is a multiple of base salary. The guidelines provide each officer with a five-year period from their appointment as an officer to achieve the applicable ownership level. Shares issuable upon the exercise of stock options or settlement of PSUs held by an individual are not counted for purposes of determining whether an individual has satisfied the ownership guideline requirement, which is as follows for the named executives who are currently executives of CNX:

Named Executive	Ownership Guideline (Multiple of Base Salary)	Actual Ownership (As Multiple of Base Salary(1))	Percentage Compliance with Ownership Guideline
Chief Executive Officer	5.5	17.34	315%
Chief Financial Officer	3.5	4.30	123%
Chief Administrative Officer	3.5	8.57	245%
Chief Operating Officer – E&P	3.5	6.95	198%

(1)	Based on CNX’s 200-day average rolling stock price per share ending December 31, 2017 of $13.18.

Our stock ownership guidelines were implemented by the Compensation Committee to further align our named executives’ interests with those of our shareholders and to comply with what we believe are best practices. CNX reviews named executives’ compliance with the stock ownership guidelines annually.

No Hedging/Pledging Policy

Our Insider Trading Policy prohibits directors, officers (including named executives who are currently employed with CNX) and employees from engaging in any of the following activities with respect to securities of CNX (except as otherwise may be approved in writing by the General Counsel): (i) purchases of CNX stock on margin; (ii) short sales; (iii) buying or selling options (other than the grant and exercise of compensatory stock options by CNX to directors, officers and employees), including buying or selling puts or calls or other hedging transactions with CNX securities; or (iv) pledging CNX stock (provided, however, that brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course). As a result of Mr. Thorndike’s contractual arrangement with a third party who acquired shares in a margin account (and as disclosed in the Beneficial Ownership of Securities table), Mr. Thorndike may be deemed to own 50,000 shares that were acquired on margin. Mr. Thorndike has indicated he will continue to use commercially reasonable efforts to pay down the margin. As of March 29, 2018, Mr. Thorndike has reduced the number of shares that are deemed to be held on margin by over 20% (10,000 shares) to 37,500. Also as disclosed in the Beneficial Ownership of Securities table above, Mr. Lanigan may be deemed to own 30,600 shares held by a family limited partnership, of which Mr. Lanigan is a general partner, and 20,000 shares held by a limited liability company, of which Mr. Lanigan is part owner of the managing member, which shares currently are held in a marginable account, but are on non-margin status.

Stock Retention Requirements

The Compensation Committee has implemented stock retention requirements applicable to our named executives who are currently employed with CNX and certain of our other employees for regular annual cycle PSU and RSU awards in which 50% of vested shares (after tax) must be held until the earlier of: (i) 10 years from the Board determined grant date or (ii) the participant reaching age 62.

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Perquisites

We provide our named executives who are currently employed with CNX and other senior officers with perquisites that we believe are reasonable, competitive and consistent with CNX’s compensation program. Our principal perquisite programs currently include club memberships, de minimis personal usage of company purchased event tickets, and a vehicle allowance. These programs are more fully described in the footnotes to the SCT. We do not provide tax gross-ups on CNX-provided perquisite programs for our named executives.

Tax, Accounting, and Regulatory Considerations

We consider the effect of tax, accounting, and other regulatory requirements in designing and implementing our compensation programs, and while these factors may impact plan designs, ultimately decisions reflect the pay strategy of CNX and program intent.

With some exceptions, Section 162(m) of the Code limits CNX’s deduction for compensation in excess of $1 million paid to certain covered employees (generally our CEO, the three next highest-paid executive officers other than the Chief Financial Officer and, for tax years beginning after 2017, our Chief Financial Officer). For tax years prior to 2018, compensation paid to covered employees was not subject to the deduction limitation if it was considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. This qualified performance-based compensation exception may continue to apply for tax years after 2017 for compensation provided pursuant to a written binding contract that was in effect on November 2, 2017 and that is not modified in any material respect on or after such date (“transition relief”).

In order to serve the interests of our shareholders, awards made under our STIC, as well as option and PSU awards, generally were structured to maximize our tax deductions in light of Section 162(m) of the Code. Despite the Compensation Committee originally structuring these awards in a manner that was exempt from Section 162(m) and, therefore, not subject to its deduction limits, because of the ambiguities and uncertainties as to the interpretation of the scope of the application of the transition relief, no assurance can be given that compensation originally intended to satisfy the requirements for exemption from Section 162(m) will, in fact, be fully deductible.

Although the Compensation Committee strives to provide the named executives with compensation packages that will preserve deductibility of significant components of those packages to the extent reasonably practicable or consistent with our compensation objectives, the Compensation Committee believes that shareholder interests are best served by not restricting the Compensation Committee’s flexibility in structuring, determining, and ultimately approving payment with respect to these compensation programs (even if the programs or such decisions may result in certain non-deductible compensation).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with CNX’s management and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee’s charter is available on our website at www.CNX.com.

Members of the Compensation Committee:

William E. Davis, Chairman
J. Palmer Clarkson
Maureen E. Lally-Green
William N. Thorndike, Jr.

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act of 1933 or the Exchange Act, except to the extent that CNX specifically incorporates the Report by reference therein.

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Compensation Policies and Practices as They Relate to CNX’s Risk Management

Our compensation program is designed to motivate and reward our employees and executive officers for their performance during the fiscal year and over the long-term, and for taking appropriate business risks.

In January 2017, the Compensation Committee reviewed an assessment of the risks, if any, to CNX associated with our compensation policies and practices. The Compensation Committee, with management, reviewed and discussed the design features, characteristics, performance metrics and approval mechanisms for all of our various compensation components, to determine whether any of our compensation policies or programs could create risks that would be reasonably likely to have a material adverse effect on CNX. The assessment was also reviewed by our Internal Auditors and Human Resources Department. Based on this review, management, the Compensation Committee and the full Board identified the following risk mitigating components, which, in their opinion, would be likely to reduce incentives for excessive risk-taking and mitigate any incentives to maximize short-term results at the expense of long-term value:

●	Balanced Pay Mix: The target compensation mix of our executive officers is heavily weighted towards long-term incentive compensation.
●	Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of metrics, including (among others): Safety, Free Cash Flow, ROCE, TSR, and absolute stock price. Performance-based awards are also based, in part, on the achievement of strategic and operational objectives in addition to the foregoing metrics.
●	Calculation and Verification of Performance: Controls are in place to ensure accuracy of calculations as to actual performance against metrics. In cases where management determines performance scores, the Compensation Committee and Board generally review and make judgments regarding these determinations.
●	Cap on Incentive Payouts: Our incentive programs use financial measures with sliding scales, with amounts, if earned, interpolated between threshold, target and maximum. Payouts are capped at a percentage of the target award to protect against excessive payouts.
●	Performance Period and Vesting Schedules: The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period.
●	Stock Ownership and Retention Guidelines: As it relates to our executives, these policies require our named executives to own equity in CNX and retain shares of CNX acquired through equity grants for the long-term.

Based on its review of CNX’s internal controls and the risk mitigating components of CNX’s compensation programs identified in the management team’s risk assessment, together with the assistance of the Compensation Committee’s consultant, it was determined that CNX’s compensation policies and practices do not encourage our executives or our other non-executive employees to take excessive risks that are reasonably likely to have a material adverse effect on CNX.

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Summary Compensation Table – 2017, 2016 and 2015

The following table discloses the compensation for Mr. DeIuliis, the principal executive officer of CNX, Mr. Rush, the principal financial officer of CNX, Mr. Khani, the former principal financial officer of CNX, and the other two most highly-compensated named executives of CNX serving at the end of fiscal 2017 (other than Messrs. DeIuliis and Rush): Mr. Johnson, Chief Administrative Officer, and Mr. Dugan, Chief Operating Officer – E&P (there were no other executive officers of CNX serving at the end of fiscal 2017). Mr. Brock, former Chief Operating Officer – Coal, has been included as he would have been otherwise included as a named executive but for the fact that he was not serving as an executive officer of CNX at the end of fiscal 2017. We have excluded compensation for prior years to the extent permitted by applicable SEC rules.

Name and Principal Position (a)	Year (b)	Salary(1) (c)	Bonus(2) (d)	Stock Awards(4) (e)		Option Awards(4) (f)	Non-Equity Incentive Compensation(5) (g)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(6) (h)	All Other Compensation(7) (i)		SEC Total(8) (j)
Nicholas J. DeIuliis(9) President & CEO	2017	$800,000	$—	$6,960,407	(3)	$—	$1,423,000	$1,361,388	$40,983	(10)	$10,585,778
	2016	$800,000	$—	$11,512,618		$5,565,310	$1,920,000	$658,101	$58,353		$20,514,382
	2015	$798,154	$—	$6,129,389		$—	$781,000	$—	$54,063		$7,762,606
Donald W. Rush	2017	$294,113	$200,000	$616,012	(3)	$—	$415,000	$38,629	$32,260	(11)	$1,596,014
Chief Financial Officer
Stephen W. Johnson Chief Administrative Officer	2017	$497,529	$250,000	$2,262,133	(3)	$—	$480,000	$714,412	$29,200	(12)	$4,233,274
	2016	$483,197	$—	$2,878,169		$1,391,328	$632,000	$395,303	$44,800		$5,824,797
	2015	$473,569	$—	$1,532,362		$—	$251,000	$241,524	$42,823		$2,541,278
Timothy C. Dugan Chief Operating Officer – E&P	2017	$446,097	$150,000	$2,204,138	(3)	$—	$431,000	$56,310	$29,760	(13)	$3,317,305
	2016	$435,257	$—	$2,686,291		$1,298,577	$567,000	$57,953	$44,800		$5,089,878
	2015	$424,600	$—	$1,225,878		$—	$225,000	$26,970	$45,305		$1,947,753
David M. Khani Former CFO	2017	$501,550	$—	$2,997,692	(3)	$—	$—	$—	$62,287	(14)	$3,561,529
	2016	$517,188	$—	$3,837,558		$1,855,103	$725,000	$87,749	$51,297		$7,073,895
	2015	$504,539	$—	$1,770,399		$—	$288,000	$30,412	$48,885		$2,642,235
James A. Brock Former COO – Coal	2017	$397,267	$—	$1,388,000	(3)	$—	$—	$—	$890,001	(15)	$2,675,268
	2016	$409,654	$—	$2,368,779		$—	$533,000	$301,970	$45,606		$3,659,009
(1)	With respect to Messrs. Khani and Brock, these values represent base salary amounts paid through the date of the Separation. Effective August 2, 2017, Mr. Khani resigned as Chief Financial Officer of CNX to serve as Chief Financial Officer of CONSOL Energy, which, prior to the Separation, was a wholly-owned subsidiary of CNX. Mr. Brock resigned as Executive Vice President and Chief Operating Officer - Coal of CNX, effective as of the date of the Separation.

(2)	One-time cash bonuses awarded in connection with the Separation. Mr. DeIuliis declined a bonus in connection with the Separation.
(3)	These values represent the aggregate grant date fair value of PSU and RSU awards granted to the named executives in 2017 under the Plan (other than Mr. Brock) and phantom units granted to Mr. Brock in 2017 under the CONSOL Coal LTIP. The values are based on the aggregate grant date fair value of the awards computed in accordance with SEC rules and FASB ASC Topic 718, which awards were granted on January 31, 2017 (prior to the Separation). No equity awards granted by CONSOL Energy and/or CONSOL Coal after the Separation are reported in the SCT.
(4)	The amounts reported in these columns reflect the accounting cost for these awards, and do not correspond to the actual economic value that may be received by the named executives. For example, in order for the 2017 PSUs to vest even with a 50% payout, certain threshold TSR and Absolute Stock Price (“ASP”) levels must be attained. For the 2017 PSUs, the grant date fair value is computed based upon a Monte Carlo simulation for both the TSR component and the ASP component, which results in a valuation of 129% of the January 31, 2017 stock price of $16.94 per share. The TSR fair value component was determined using four primary input assumptions for an asset projection: the risk-free rate (1.39%), the dividend yield for CNX (0%), the volatility of returns (59.65%), and the assumed correlation in stock returns among the comparator group, the S&P 500. The grant date fair value of the TSR portion was $21.75. The ASP fair value component requires three primary input assumptions for an asset projection: the risk-free rate (1.87%), the dividend yield (0%) for CNX, and the volatility of returns (52.03%). The grant date fair value of the ASP portion was $21.97. The value of the awards in the “Stock Awards” column on the January 31, 2017 grant date for FASB ASC Topic 718 purposes assumes that the highest level of the conditions will be achieved (resulting in no additional expense in the future). A discussion of the relevant assumptions made in the valuation of these PSU and RSU awards is provided in Note 13 of the 2017 Annual Report. For the 2017 PSUs, the value of the awards, as reported in the table, does not change assuming that the highest level of performance conditions will be achieved. For the 2017 phantom units awarded to Mr. Brock by CONSOL Coal, the grant date fair value is computed based upon the closing price per share of CONSOL Coal’s unit price on the actual grant date, which was $18.95.

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(5)	Includes cash incentives earned and paid by CNX in the applicable year under the CNX STIC. The relevant performance measures underlying the cash awards were satisfied in the applicable annual performance period. With respect to Messrs. Khani and Brock, their STIC for 2017 was paid by CONSOL Energy as a result of the Separation, and thus, they did not receive a STIC from CNX for 2017. For more information regarding Messrs. Khani’s and Brock’s 2017 STIC awards, please refer to CONSOL Energy’s 2018 Definitive Proxy Statement.
(6)	Amounts reflect the actuarial increase in the present value of the named executives’ benefits under the CNX Supplemental Retirement Plan (“SERP”) and the Defined Contribution Restoration Plan through December 31, 2017.
(a)	In connection with the Separation, CONSOL Energy assumed the CONSOL Energy Inc. Employee Retirement Plan (qualified plan) (the “Pension Plan”) and the related liabilities from CNX, which plan was no longer sponsored by CNX or any of its subsidiaries as of December 31, 2017; therefore, values relating to the Pension Plan have been excluded from the SCT. Following the date of the Separation, Messrs. Khani and Brock are employed by CONSOL Energy and, in connection with their employment, continued to participate in the Pension Plan and became eligible to participate in non-qualified plans sponsored by CONSOL Energy Inc. and ceased to participate in CNX’s non-qualified plans. See footnote 1 to the Pension Benefits Table and the related narrative disclosure. The changes in values as to the Pension Plan through December 31, 2017 solely were as follows: Mr. DeIuliis ($97,195); Mr. Johnson ($13,778); Mr. Dugan ($1,883); Mr. Rush ($6,516); Mr. Khani ($6,459); and Mr. Brock ($133,841). Messrs. Khani’s and Brock’s aggregate change in pension values for 2017 (including the Pension Plan) were as follows: Mr. Khani ($99,402) and Mr. Brock ($417,165).
(b)	The 2017 increase in values for Messrs. DeIuliis and Johnson are primarily due to (i) a decrease in the discount rates associated with the SERP from 4.26% in 2016 to 3.70% in 2017, (ii) an increase in their accrued benefit, and (iii) the fact that they are one year closer to retirement under the terms of the SERP. These amounts were determined using the interest rate and mortality assumptions set forth in the financial statements of CNX’s applicable Annual Reports on Form 10-K (Note 12 in the 2017 Annual Report for the 2017 amount, Note 14 in the 2016 Annual Report for the 2016 amount, and Note 16 in the 2015 Annual Report for the 2015 amount). Values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as the discount rate.
(7)	On April 6, 2009, CNX filed a Form 8-K stating that it would no longer provide tax gross-ups to its officers, as defined under Section 16 of the Exchange Act, in connection with company-maintained perquisite programs. In 2017, none of the named executives used tickets purchased by the Corporation to attend sporting events or other events for a non-business purpose in excess of the four ticket de minimis level.
(8)	With respect to the 2016 row for each named executive officer, the reported values in the “Stock Awards,” “Option Awards” and “SEC Total” columns are significantly higher than the true value of compensation approved by the Compensation Committee due to a technical accounting rule. Consistent with prior years, the Compensation Committee approved, and determined the value of, the named executives’ 2016 PSU and Option awards in January 2016 (the “Contingent Equity Awards”). At the time the Compensation Committee approved the grant of the Contingent Equity Awards, there were insufficient shares available under the Plan. In order to avoid putting the other employee equity awards at risk by making them conditioned on shareholder approval, the named executives recommended that their Contingent Equity Awards be granted subject to shareholder approval of additional shares under the Plan at the 2016 Annual Meeting of Shareholders. Our shareholders overwhelmingly approved additional shares under the Plan and the executives’ Contingent Equity Awards at our 2016 Annual Meeting on May 11, 2016. Between January 29, 2016, when the Compensation Committee approved the grants, and May 11, 2016, the date of shareholder approval, our stock price increased from $7.94 to $15.23 per share (a 92% increase in the stock price in less than a four-month period). However, accounting rules require that the values included in the “Stock Awards” and “Option Awards” columns be determined in accordance with FASB ASC Topic 718. Because of this rule, the Contingent Equity Awards of our named executives are treated as granted as of the date of shareholder approval (May 11, 2016), rather than the date that the Compensation Committee approved the grants (January 29, 2016). Due to this treatment, CNX is required to include in the SCT a significantly higher value for the Contingent Equity Awards than the value approved by the Compensation Committee and, accordingly, there is a material disconnect between what is reported in the table and what the Compensation Committee approved.
(9)	Mr. DeIuliis did not receive any additional compensation from CNX in connection with his Board service in 2017.
(10)	Mr. DeIuliis’ personal benefits for 2017 include: an annual vehicle allowance and luncheon and city club dues. The total in column (i) includes $16,200 in employer matching contributions made by CNX under its 401(k) plan.
(11)	Mr. Rush’s personal benefits for 2017 include: an annual vehicle allowance, luncheon and city club dues and spousal travel. The total in column (i) includes $13,685 in employer matching contributions made by CNX under its 401(k) plan.
(12)	Mr. Johnson’s personal benefits for 2017 include an annual vehicle allowance. The total in column (i) also includes $16,200 in matching contributions made by CNX under its 401(k) plan.
(13)	Mr. Dugan’s personal benefits for 2017 include an annual vehicle allowance and spousal travel. The total in column (i) also includes $16,200 in matching contributions made by CNX under its 401(k) plan.
(14)	Mr. Khani’s personal benefits for 2017 included an annual vehicle allowance. The total in column (i) also includes prorated country club/social club, $15,328 in prorated matching contributions made by CNX under its 401(k) plan, and $30,000 paid to him pursuant to a consulting agreement relating to CNXM.
(15)	Amount includes the incremental value (in the amount of $860,525) associated with the vesting of Mr. Brock’s outstanding equity awards in connection with the Separation, pursuant to the terms of his CIC Agreement. This amount excludes values attributable to (i) the remaining tranches of the 2016 PSU award, which amounts are indeterminable at this time as the awards remain subject to the future attainment of performance goals, and (ii) the 2017 equity awards, since the aggregate grant date fair value of such awards are disclosed in the 2017 row of the “Stock Awards” column of this table (and inclusion of the same would duplicate the value of these awards reflected in the SCT). The remaining amount represents personal benefits consisting of (i) an annual vehicle allowance, (ii) a company-provided physical and (iii) $15,328 in prorated matching made by CNX under its 401(k) plan.

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Grants of Plan-Based Awards – 2017

The following table sets forth each grant made to a named executive in the 2017 fiscal year under plans established by CNX in the amounts granted on such dates (and are shown on an adjusted basis to reflect the Separation).

									All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (Target)(4) ($)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (STIC)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs)(2)

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nicholas J. DeIuliis	—		480,000	960,000	1,920,000	—	—	—	—	—
	1/31/2017	(3)	—	—	—	112,505	225,010	450,020	—	4,260,407
	1/31/2017	(3)	—	—	—	—	—	—	184,099	2,700,000
Donald W. Rush	—		140,000	280,000	560,000	—	—	—	—	—
	1/31/2017	(3)	—	—	—	1,876	3,751	7,502	—	71,012
	1/31/2017	(3)	—	—	—	—	—	—	41,701	545,000
Stephen W. Johnson	—		161,849	323,698	647,396	—	—	—	—	—
	1/31/2017	(3)	—	—	—	36,564	73,128	146,256	—	1,384,633
	1/31/2017	(3)	—	—	—	—	—	—	59,833	877,500
Timothy C. Dugan	—		145,118	290,235	580,470	—	—	—	—	—
	1/31/2017	(3)	—	—	—	35,628	71,255	142,510	—	1,349,138
	1/31/2017	(3)	—	—	—	—	—	—	58,299	855,000
David M. Khani	—		185,698	371,396	742,792	—	—	—	—	—
	1/31/2017	(3)	—	—	—	30,157	60,314	120,628	—	1,834,842
	1/31/2017	(3)	—	—	—	—	—	—	49,349	1,162,850
James A. Brock	—		136,582	273,163	546,326	—	—	—	—	—
	1/31/2017	(3)	—	—	—	—	—	—	73,246	1,388,000

(1)	Awards were made pursuant to the STIC under the Executive Annual Incentive Plan. Actual incentive plan payments are based on fiscal 2017 performance and are set forth in column (g) of our SCT. For Messrs. Khani and Brock, the STIC awards were assumed by CONSOL Energy under its annual incentive program, which also determined the pay-outs of, and liability for, their 2017 cash incentive compensation.
(2)	These columns report the number of PSUs that may be earned pursuant to the awards originally granted under the Plan and, in the case of Messrs. Khani and Brock, assumed under the CONSOL Energy equity incentive plan at the time of the Separation. The amounts reflect threshold (50%), target (100%), and maximum (200%) performance levels.
(3)	Grants were made under the Plan, except that Mr. Brock’s grant was made under the CONSOL Coal LTIP.
(4)	The values set forth in this column reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The values set forth in this table may not correspond to the actual values that will be realized by the named executives.

Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables

In addition to their base salaries, our executive officers receive a mix of at-risk compensation, both short- and long-term, for their services. Pursuant to CNX’s plans, our executive officers are eligible to receive annual cash incentive awards based on the achievement of certain performance targets, and long-term equity awards generally in the form of stock options, RSUs, and/or PSUs. Each of these elements of compensation and the plans under which they are awarded are discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement starting on page 32.

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Outstanding Equity Awards at Fiscal Year-End – 2017

The following table sets forth all unexercised options, and unvested RSU and PSU awards that have been awarded to our named executives by CNX and were outstanding as of December 31, 2017.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)		Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)		Equity Plan Incentive Awards: Number of Securities Underlying Unexercisied Unearned Options (#) Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(13) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (j)
Nicholas J. DeIuliis	55,525	(3)	—		—	24.155	2/17/19	—		—	—	—
	41,106	(4)	—		—	43.722	2/16/20	—		—	—	—
	175,619	(5)	—		—	39.003	6/15/20	—		—	—	—
	39,475	(6)	—		—	42.085	2/23/21	—		—	—	—
	61,077	(7)	—		—	31.012	3/01/22	—		—	—	—
	265,186	(10)	530,377	(10)	—	6.874	1/29/26	—		—	—	—
	—		—		—	—	—	220,266	(8)	$3,222,492	—	—
	—		—		—	—	—	132,604	(11)	$1,939,997	—	—
	—		—		—	—	—	192,016	(12)	$2,809,194	—	—
	—		—		—	—	—	—		—	801,090	$11,719,947
Donald W. Rush	3,313	(10)	6,631	(10)	—	6.874	1/29/26	—		—	—	—
	—		—		—	—	—	51,774	(8)	$757,454	—	—
	—		—		—	—	—	2,008	(11)	$29,377	—	—
	—		—		—	—	—	2,400	(12)	$35,112	—	—
	—		—		—	—	—	—		—	10,959	$160,330
Stephen W. Johnson	21,721	(3)	—		—	24.155	2/17/19	—		—	—	—
	14,083	(4)	—		—	43.722	2/16/20	—		—	—	—
	70,248	(5)	—		—	39.003	6/15/20	—		—	—	—
	15,849	(6)	—		—	42.085	2/23/21	—		—	—	—
	23,353	(7)	—		—	31.012	3/01/22	—		—	—	—
	66,295	(10)	132,595	(10)	—	6.874	1/29/26	—		—	—	—
	—		—		—	—	—	68,876	(8)	$1,007,656	—	—
	—		—		—	—	—	33,154	(11)	$485,043	—	—
	—		—		—	—	—	48,004	(12)	$702,299	—	—
	—		—		—	—	—	—		—	217,152	$3,176,934
Timothy C. Dugan	61,876	(10)	123,756	(10)	—	6.874	1/29/26	—		—	—	—
	—		—		—	—	—	65,536	(8)	$958,792	—	—
	—		—		—	—	—	26,522	(11)	$388,017	—	—
	—		—		—	—	—	44,804	(12)	$655,483	—	—
	—		—		—	—	—	—		—	205,679	$3,009,084
David M. Khani	8,647	(7)	—		—	31.012	3/01/22	—		—	—	—
	88,395	(10)	176,792	(10)	—	6.874	1/29/26	—		—	—	—
James A. Brock	3,593	(9)	—		—	68.093	2/19/18	—		—	—	—
	7,331	(3)	—		—	24.155	2/17/19	—		—	—	—
	4,752	(4)	—		—	43.722	2/16/20	—		—	—	—
	7,310	(6)	—		—	42.085	2/23/21	—		—	—	—
	14,345	(7)	—		—	31.289	1/26/22	—		—	—	—

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(1)	This column shows the aggregate number of unvested PSUs for which the performance period had not lapsed as of December 31, 2017. The performance period for the PSU awards granted in 2017 is January 1, 2017 through December 31, 2021, vesting 20% per year (with the 2018 through 2021 tranches remaining outstanding). The performance period for the PSU awards granted in 2016 is January 1, 2016 through December 31, 2020, vesting 20% per year (with the 2018 through 2020 tranches remaining outstanding). The amounts presented for the 2017 PSU awards are based on achieving performance goals at the target level, and the amounts presented for the 2016 PSU awards are based on achieving performance goals at the maximum level.
(2)	The market values for RSUs and PSUs were determined by multiplying the closing market price per share for CNX common stock on December 29, 2017 ($14.63) by the number of shares relating to such awards.
(3)	Options granted February 17, 2009 that vested and became exercisable in three equal annual installments (subject to rounding), beginning on the first anniversary of the grant date.
(4)	Options granted February 16, 2010 and February 19, 2010 that vested and became exercisable in three equal annual installments (subject to rounding), beginning on the first anniversary of the grant date.
(5)	Represents 100% of the shares underlying performance options granted on June 15, 2010, which shares were determined to be vested on February 10, 2011 by the Compensation Committee for the performance period ending December 31, 2010, on February 16, 2012 by the Compensation Committee for the performance period ending December 31, 2011, on January 28, 2013 by the Compensation Committee for the period ending December 31, 2012, and on January 28, 2014 by the Compensation Committee for the period ending December 31, 2013.
(6)	Options granted February 23, 2011 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(7)	Options granted February 29, 2012 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(8)	RSUs granted on January 30, 2015 and January 31, 2017 that vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(9)	Options granted February 19, 2008 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(10)	Options granted January 29, 2016 that vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(11)	The performance period for the PSU awards was January 1, 2015 through December 31, 2017. The amounts are based on actual performance results for the period.
(12)	The performance period for the 2017 tranche of the 2016 PSU awards was January 1, 2017 through December 31, 2017. The amounts are based on actual performance results for the period.
(13)	The performance period for the 2017 tranche of the 2017 PSU awards was January 1, 2017 through December 31, 2017. There are no amounts set forth in the table, because threshold performance was not satisfied.

Option Exercises and Stock Vested Table – 2017

The following table sets forth information concerning each exercise of CNX options and the vesting of RSUs and PSUs of CNX during the 2017 fiscal year.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nicholas J. DeIuliis	—	—	313,002	$4,633,236
Donald W. Rush	—	—	9,567	$140,038
Stephen W. Johnson	—	—	86,226	$1,275,351
Timothy C. Dugan	—	—	62,989	$932,435
David M. Khani	—	—	95,233	$1,408,949
James A. Brock	—	—	181,035	$2,811,153
(1)	Values include vesting of RSU awards granted in each of 2014 (final tranche) and 2015 (second tranche), as well as PSU awards granted in 2014 (entire award – although not applicable for Messrs. Rush, Dugan and Brock) and 2016 (2016 tranche only). In addition to these amounts, Mr. Brock’s value also includes his RSUs granted in 2015 (final tranche) and Phantom Units granted in 2016 (all tranches); noting further that although Mr. Brock vested in his 2016 PSUs, the value of the tranches beyond (other than the 2016 tranche) were indeterminable on the date of the Separation and, thus, were not included herein (see footnotes 4 and 15 of the SCT).

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Pension Benefits Table – 2017

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including benefits available under the CNX non-qualified defined benefit plans (which we refer to as the Supplemental Retirement Plan or SERP and the New Restoration Plan), but excluding nonqualified defined contribution plans.

Name	CNX Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Nicholas J. DeIuliis	Supplemental Retirement Plan	20	$6,789,928	—
Donald W. Rush	New Restoration Plan	4	$63,677	—
Stephen W. Johnson	Supplemental Retirement Plan	12	$2,965,562	—
Timothy C. Dugan	New Restoration Plan	4	$183,982	—
David M. Khani	—	—	—	—
James A. Brock	—	—	—	—

(1)	The accumulated benefits included in this column were computed through December 31, 2017 using the assumptions stated in the financial statements included in the 2017 Annual Report (Note 12). The table above excludes benefits relating to the Pension Plan, which was assumed by CONSOL Energy in connection with the Separation. The accumulated benefits relating to the Pension Plan as of December 31, 2017 were $639,085, $25,763, $101,841, $12,661, $40,300 and $1,383,524 for Messrs. DeIuliis, Rush, Johnson, Dugan, Khani, and Brock, respectively. Upon the Separation, Messrs. Brock and Khani ceased to participate in CNX’s non-qualified defined benefit plans. CONSOL Energy adopted its own non-qualified defined benefit plans in which Messrs. Brock and Khani became participants, and their respective account balances were transferred from the CNX non-qualified defined benefit plans to the equivalent plans adopted by CONSOL Energy.

Understanding Our Pension Benefits Table

This section provides information regarding CNX’s retirement programs, which include the SERP and the New Restoration Plan.

Supplemental Retirement Plan

On December 5, 2006, the Board approved and adopted the SERP, effective January 1, 2007. Certain modifications were made to the SERP that became effective December 4, 2007. The SERP is designed primarily for the purpose of providing benefits for a select group of management and highly-compensated employees of CNX and its subsidiaries, and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). We established the SERP to attract and retain persons that we considered to be important to our success by providing benefits that are not restricted by the statutory limitations imposed by the federal income tax laws. The SERP is an unfunded, unsecured obligation of CNX, the benefits of which will be paid from its general assets.

The named executives and other eligible individuals are participants in the SERP. On September 9, 2009, the Board adopted amendments to the SERP to include certain employees of CNX Gas and to give service credit thereunder for service with CNX Gas to all participants in the plan who are or were employees of CNX Gas, including Messrs. DeIuliis and Johnson. The amendments to the SERP were consistent with the Corporation’s assumption of CNX Gas’s compensatory arrangements as part of the management reorganization that occurred in January 2009.

In September 2011, the Board authorized amendments to the SERP, which froze the plan effective December 31, 2011 for current and future CNX employees, except for certain officers (referred to hereafter as the “excepted employees”). After the applicable date, no existing participant or future CNX employee, other than the excepted employees, accrues benefits under the SERP, and no compensation or service is counted for purposes of calculating benefits thereunder. Frozen CNX participants’ years of service continue to accrue, solely for vesting purposes. Messrs. DeIuliis and Johnson are excepted employees and, accordingly, continue to accrue benefits under the SERP. Messrs. Khani and Brock were frozen participants thereunder. Upon the Separation, Messrs. Brock and Khani ceased to participate in CNX’s non-qualified defined benefit plans. CONSOL Energy adopted its own non-qualified defined benefit plans in which Messrs. Brock and Khani became participants, and their respective account balances were transferred from the CNX non-qualified defined benefit plans to the equivalent plans adopted by CONSOL Energy.

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The Compensation Committee has reserved the right to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment is terminated or if a participant no longer meets basic eligibility standards, the participant’s participation in the SERP (and such person’s right to accrue any benefits thereunder) will terminate automatically. Final average compensation and years of service will be determined at such time.

The amount of each participant’s benefit under the plan as of age 65 (expressed as an annual amount) will be equal to 50% of “final average compensation” multiplied by the “service fraction,” as calculated on the participant’s date of employment termination with CNX. “Final average compensation” means the average of a participant’s five highest consecutive annual compensation amounts (annual base salary plus amounts received under the STIC) while employed by CNX or its subsidiaries. The “service fraction” means a fraction with a numerator equal to a participant’s number of years of service and a denominator of 20, and cannot exceed one.

The benefit described above will be reduced by a participant’s vested benefits (including benefits already paid or payable in the future (converted to an annual amount)) under: (i) the Pension Plan; (ii) the Restoration Plan; and (iii) any other plan or arrangement providing retirement-type benefits, including arrangements with prior employers, to the extent service with such other employer or under such arrangement is credited under the SERP. As part of the Separation, the sponsorship of the Pension Plan was transferred to CONSOL Energy, which now is an entity independent of CNX.

No benefit will be vested under the SERP until a participant has five years of service with CNX or its participating subsidiaries while the participant meets the applicable eligibility standards. For a description of the effect of termination or change in control upon benefits under the SERP, see “Understanding Our Change in Control and Employment Termination Tables and Information” on page 60.

Benefits under the SERP will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing in the month following the later to occur of: (a) the end of the month following the month in which the participant turns age 50 or (b) the end of the month following the month in which the employment termination of a participant occurs. In the event the benefits commence prior to the participant’s normal retirement age, the benefit will be actuarially reduced as necessary (using assumptions specified in the Pension Plan).

New Restoration Plan

In September 2011, the Board approved and adopted the New Restoration Plan, effective January 1, 2012, upon the freezing of the SERP, as to certain employees to attract and retain persons that we considered to be important to our success by providing benefits that are not restricted by the statutory limitations imposed by the federal income tax laws. The New Restoration Plan is designed primarily for the purpose of providing benefits for a select group of management and highly compensated employees of CNX and its subsidiaries and is intended to qualify as a “top hat” plan under ERISA. The New Restoration Plan is an unfunded, unsecured obligation of CNX, the benefits of which will be paid from its general assets. CNX employees who are eligible to participate and accrue benefits in the SERP are ineligible to participate in the New Restoration Plan. Messrs. Dugan and Rush, and other eligible individuals, are participants in the New Restoration Plan.

The Compensation Committee has reserved the right to terminate a participant’s participation in the New Restoration Plan at any time. Additionally, if a participant is terminated or no longer meets basic eligibility standards, participation in New Restoration Plan (and such person’s right to accrue any benefits thereunder) will terminate automatically.

Eligibility for benefits under the New Restoration Plan is determined each calendar year (the “Award Period”). Participants whose sum of annual base pay as of December 31 and amounts received under the STIC or other annual incentive program earned for services rendered by the participant during the award period exceed the compensation limits imposed by section 401(a)(17) of the Code (up to $270,000 for 2017) are eligible for benefits under the New Restoration Plan for such period. The amount of each eligible participant’s benefit under the plan is equal to 9% times annual base salary as of December 31 and amounts received under the STIC (or other annual incentive program earned for services rendered by the participant during the award period), less 6% times the lesser of (i) annual base salary as of December 31 or (ii) the compensation limit imposed by the Code for the award period ($270,000 for 2017).

Benefits under the New Restoration Plan will be paid in the form of 240 equal monthly installments, with each installment equal to the value of the participant’s account at commencement divided by 240. Benefits commence in the month immediately following the later to occur of: the month (i) in which the participant turns age 60 or (ii) containing the six-month anniversary date of the participant’s separation from service.

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Potential Payments Upon Termination or Change in Control Tables

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including, without limitation, resignation, incapacity retirement or a constructive termination of a named executive, or a “change in control” of CNX and/or CNX Gas, in the case of Messrs. DeIuliis and Johnson, or a change in the named executive’s responsibilities, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described below.

For each currently employed named executive, the payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each named executive, including those set forth in the Pension Benefits Table – 2017, and any stock options vested as of December 31, 2017 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End Table – 2017). The tables assume that employment termination and/or the change in control occurred on December 31, 2017 and a valuation of our common stock based on its closing market price per share on December 29, 2017 of $14.63 per share. The tables also assume that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below.

A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis” on page 32. The footnotes to the tables describe the assumptions that were used in calculating the amounts described below.

Tables(8)

NICHOLAS J. DEIULIIS*

Executive Benefits and Payments Upon Termination	Incapacity Retirement (with a social security disability)	Termination for Good Reason or Not for Cause (reduction in force)	Termination For Cause	Death	Disability (without a social security disability)	Change in Control Termination(1)
Compensation:
Base Salary	—	—	—	—	—	$2,000,000
Short-Term Incentive(2)	—	—	—	$960,000	—	$3,730,833
Severance Pay Plan(3)	—	$384,615	—	—	—	—
Long-Term Incentive Compensation:(4)
Options: Unvested	$4,113,445	—	—	$4,113,445	—	$4,113,445
RSUs: Unvested	$3,222,492	$3,222,492	—	$3,222,492	—	$3,222,492
PSUs: Unvested	—	—	—	$6,847,542	—	$6,847,542
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(5)	—	—	—	—	—	$19,825
401(k) payment`	—	—	—	—	—	$40,500
Supplemental Retirement Plan(6)	—	—	—	—	—	$13,736,087
280G Tax Gross-up(7)	—	—	—	—	—	$12,905,887
TOTAL	$7,335,937	$3,607,107	—	$15,143,479	—	$46,641,611
*	Applicable footnotes follow the last table in this section of the Proxy Statement.

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DONALD W. RUSH*

Executive Benefits and Payments Upon Termination	Incapacity Retirement (with a social security disability)	Termination for Good Reason or Not for Cause (reduction in force)	Termination For Cause	Death	Disability (without a social security disability)	Change in Control Termination(1)
Compensation:
Base Salary	—	—	—	—	—	$525,000
Short-Term Incentive(2)	—	—	—	$280,000	—	$420,000
Severance Pay Plan(3)	—	$80,769	—	—	—	—
Long-Term Incentive Compensation:(4)
Options: Unvested	—	—	—	$51,428	—	$51,428
RSUs: Unvested	—	$757,454	—	$757,454	—	$757,454
PSUs: Unvested	—	—	—	$96,617	—	$96,617
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(5)	—	—	—	—	—	$21,806
401(k) payment`	—	—	—	—	—	$24,300
New Restoration Plan	—	—	—	—	—	$60,300
280G Tax Reduction(7)	—	—	—	—	—	$(623,199)
TOTAL	—	$838,223	—	$1,185,499	—	$1,358,706
*	Applicable footnotes follow the last table in this section of the Proxy Statement.

STEPHEN W. JOHNSON*

Executive Benefits and Payments Upon Termination	Incapacity Retirement (with a social security disability)	Termination for Good Reason or Not for Cause (reduction in force)	Termination For Cause	Death	Disability (without a social security disability)	Change in Control Termination(1)
Compensation:
Base Salary	—	—	—	—	—	$995,992
Short-Term Incentive(2)	—	—	—	$323,698	—	$987,333
Severance Pay Plan(3)	—	$114,922	—	—	—	—
Long-Term Incentive Compensation:(4)
Options: Unvested	$1,028,367	—	—	$1,028,367	—	$1,028,367
RSUs: Unvested	$1,007,656	$1,007,656	—	$1,007,656	—	$1,007,656
PSUs: Unvested	—	—	—	$1,909,449	—	$1,909,449
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(5)	—	—	—	—	—	$25,825
401(k) payment	—	—	—	—	—	$32,400
Supplemental Retirement Plan(6)	—	—	—	—	—	$2,036,150
280G Tax Gross-up(7)	—	—	—	—	—	$2,659,713
TOTAL	$2,036,023	$1,122,578	—	$4,269,170	—	$10,707,885
*	Applicable footnotes follow the last table in this section of the Proxy Statement.

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TIMOTHY C. DUGAN*

Executive Benefits and Payments Upon Termination	Incapacity Retirement (with a social security disability)	Termination for Good Reason or Not for Cause (reduction in force)	Termination For Cause	Death	Disability (without a social security disability)	Change in Control Termination(1)
Compensation:
Base Salary	—	—	—	—	—	$893,032
Short-Term Incentive(2)	—	—	—	$290,235	—	$832,667
Severance Pay Plan(3)	—	$68,695	—	—	—	—
Long-Term Incentive Compensation:(4)
Options: Unvested	$959,814	—	—	$959,814	—	$959,814
RSUs: Unvested	$958,792	$958,792	—	$958,792	—	$958,792
PSUs: Unvested	—	—	—	$1,817,280	—	$1,817,280
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(5)	—	—	—	—	—	$18,692
401(k) payment`	—	—	—	—	—	$32,400
New Restoration Plan	—	—	—	—	—	$122,313
280G Tax Reduction(7)	—	—	—	—	—	$(1,437,745)
TOTAL	$1,918,606	$1,027,487	—	$4,026,121	—	$4,222,245
*	Applicable footnotes follow this table.

(1)	If a change in control occurred and the named executive’s employment did not terminate, the named executive would be entitled only to the payments and benefits shown under Long-Term Incentive Compensation. The narrative following these tables contains a description of events that constitute a change in control.

(2)	In the event of death, Messrs. DeIuliis, Rush, Johnson, and Dugan would be entitled to the short-term incentive award. In the event of a qualifying termination in connection with a change in control, each named executive, pursuant to his, CIC Agreement, would be entitled to a pro-rated payment of his short-term incentive awards based upon the length of service during the year in which the termination occurred. Assuming a target payout for 2017 and a change in control at year-end, each individual would receive, in addition to the amount shown in the table, the amounts set forth in the Grants of Plan-Based Awards Table under the target amounts for non-equity incentive plan awards.

(3)	The Severance Pay Plan for Salaried Employees provides one week of severance for every year of service with a minimum of 8 weeks and up to a maximum of 25 weeks in the event that employment is involuntarily terminated because of a reduction in workforce. As of December 31, 2017, Messrs. DeIuliis, Rush, Johnson, and Dugan were entitled to 25 weeks, 12 weeks, 12 weeks, and 8 weeks, respectively, of severance.

(4)	The values for long-term incentive compensation represent the value of the unvested CNX options, RSUs and PSUs, which would accelerate and vest or would continue to vest according to the vesting schedule, depending on the termination event. The value of the CNX unvested options, RSUs and PSUs was calculated using a closing market price per share of $14.63 for CNX (assumes target payout for the PSUs granted in 2016 (as to the 2018 through 2020 tranches) and the PSUs granted in 2017 (as to the 2018 through 2021 tranches)). For the PSUs granted in 2015, with a performance period ending December 31, 2017, for the PSUs granted in 2016, with a 2017 tranche performance period ending December 31, 2017, and for the PSUs granted in 2017, with a 2017 tranche performance period ending December 31, 2017, we have not included these amounts since the performance periods, in each case, ended on December 31, 2017.

(5)	In the event of a qualifying termination in connection with a change in control, as of December 31, 2017, Mr. DeIuliis, pursuant to his CIC Agreement, would be entitled to the continuation of medical, dental, and vision coverage for a period of 30 months, Messrs. Johnson and Dugan would each be entitled to 24 months, and Mr. Rush would be entitled to 18 months.

(6)	In the event of a termination for cause, no benefit is payable. Benefits vest immediately in the event of termination due to disability, death or change in control. Further, the SERP pays an unreduced benefit in the event of incapacity retirement or disability, and accordingly, Messrs. DeIuliis and Johnson would receive $10,901,214 and $1,672,287 respectively, in such cases.

(7)	This calculation is an estimate for proxy disclosure purposes only. Note that actual payments for Messrs. Rush and Dugan would be reduced pursuant to the terms of their CIC Agreements by the amounts shown in the above tables under “280G Tax Reduction.” Payments on an actual change of control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, reasonable compensation analyses and the value of the covenant not to compete. Assumptions used in the Proxy Statement include:

●	Marginal federal, Pennsylvania state and FICA tax rates of 39.6%, 3.07% and 2.35%, respectively;

●	Any payments with respect to the 2017 bonus were not contingent on the change in control (and thus, not required to be included in the calculation);

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●	Stock options are assumed to become fully vested and/or exercisable and are valued in accordance with Rev. Proc. 98-34 and Q&A 24(c) of Code Section 280G based on expected life of the option; and

●	We did not attribute any value to non-competition covenants or take the position that any part of the value of the performance-based equity and long-term incentive plans provided to the applicable named executive was reasonable compensation for services prior to the change of control, which would have reduced the estimated excise tax gross-up payment, if any.

(8)	In connection with the Separation, Mr. Khani ceased to be employed with CNX and its subsidiaries, and received no additional compensation in connection with the same. As described in this “Executive Compensation Information” section of the Proxy Statement, Mr. Khani’s options to purchase common stock of CNX continue to be outstanding, and his RSU and PSU awards were assumed under the CONSOL Energy Inc. equity plan and will be paid, if earned or vested, in shares of CONSOL Energy common stock (with each award continuing to be subject to the applicable vesting terms prior to the Separation). In connection with the Separation, Mr. Brock also ceased to be employed with CNX and its subsidiaries and, pursuant to the terms of his CIC Agreement, he vested in his equity awards (with PSUs continuing to be subject to the attainment of the applicable performance goals) which entitled him to the following amounts (all of which were either assumed under the CONSOL Energy Inc. equity incentive plan at the time of the Separation and were or will be paid in CONSOL Energy Inc. common stock or were issued under the CONSOL Coal LTIP and paid in CONSOL Coal common units): (i) 2015 PSUs – the Compensation Committee determined that these awards were earned at 100% in January 2018 and Mr. Brock was paid 10,315 CONSOL Energy shares, (ii) 2017 tranche of 2016 PSUs – the Compensation Committee determined that these awards were earned at 200% in January 2018 and Mr. Brock was paid 19,920 CONSOL Energy shares, (iii) RSUs – the aggregate number of shares that accelerated and vested on the date of the Separation was 10,645 RSUs, (iv) phantom units – the units granted under the CONSOL Coal LTIP vested on the date of the Separation and Mr. Brock was paid 111,221 common units in CONSOL Coal, and (v) 2016 PSUs (tranches 2018, 2019 and 2020) and 2017 PSUs (tranches 2018, 2019, 2020, and 2021) – Mr. Brock vested in his right to these awards in connection with the Separation but the number of CONSOL Energy shares that will be paid in connection with these tranches is indeterminable because they continue to be subject to the attainment of the applicable performance goals. Mr. Brock did not receive any other compensation or benefits from CNX in connection with the Separation. Consistent with the SEC rules, we have provided a description of the amounts payable to Mr. Brock triggered by the Separation under his CIC Agreement and this termination of employment with CNX and its subsidiaries in connection therewith. Mr. Brock’s CIC Agreement, as with the other named executives’ CIC Agreements, provides that if his employment is terminated without cause or he terminates for good reason within two years of the Separation (in his case), he will be entitled to certain payments and benefits, which, under the Employee Matters Agreement, will be the liability and responsibility of CONSOL Energy (and not CNX).

Understanding Our Change in Control and Employment Termination Tables and Information

This section provides information regarding the following CNX agreements and/or programs which provide for benefits to be paid to named executives in connection with employment termination and/or a change in control of the Corporation or, with respect to Messrs. DeIuliis and Johnson, CNX Gas: CIC Agreements; stock options; RSUs; PSUs; Supplemental Retirement Plan; New Restoration Plan; and Severance Pay Plan for Salaried Employees.

Change in Control Agreements

As of December 31, 2017, Messrs. Rush and Dugan each had change in control severance agreements with CNX, and Messrs. DeIuliis and Johnson each had change in control severance agreements with CNX and CNX Gas. The CIC Agreements provide severance benefits to our named executives if they are terminated (i) after, or in connection with, a CNX change in control (as described below) (and/or, in the case of Messrs. DeIuliis and Johnson, a CNX Gas change in control (as described below)) by CNX (and/or by CNX Gas, in the case of Messrs. DeIuliis and Johnson) for any reason other than cause (as defined below), death or disability (as defined below), that occurs not more than three months prior to or within two years after, a CNX change in control (and/or a CNX Gas change in control, in the case of Messrs. DeIuliis and Johnson), or is requested by a third party initiating the CNX change in control (and/or the CNX Gas change in control, in the case of Messrs. DeIuliis and Johnson) or (ii) within the two-year period after a CNX change in control (and/or a CNX Gas change in control, in the case of Messrs. DeIuliis and Johnson), if he is “constructively terminated” (as defined below).

Under the two circumstances described above, as of December 31, 2017, the named executives would be entitled to receive:

●	a lump sum cash payment equal to a multiple of base pay plus a multiple of short-term incentive pay (the multiple, in each case, for Mr. DeIuliis, 2.5; for Messrs. Johnson and Dugan, 2.0; and for Mr. Rush, 1.5);
●	a pro-rated payment of his short-term incentive pay for the year in which his termination of employment occurs;

●	for a specified period (for Messrs. DeIuliis, 30 months; for Messrs. Johnson and Dugan, 24 months; and for Mr. Rush, 18 months), the continuation of medical, dental, and vision coverage (or monthly reimbursements in lieu of continuation);

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●	a lump sum cash payment equal to the total amount that the executive would have received under the 401(k) plan as a match if he was eligible to participate in the 401(k) plan for a specified period after his termination date (for Mr. DeIuliis, 30 months; for Messrs. Johnson and Dugan, 24 months; and for Mr. Rush, 18 months) and he contributed the maximum amount to the plan for the match;

●	a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under the qualified defined benefit plan (which, as described in the Pension Benefits Table section on page 55, is now sponsored by CONSOL Energy), and (if eligible) any plan or plans providing nonqualified retirement benefits and the present value of the accrued pension benefits to which the executive would have been entitled under the pension plans if he had continued participation in those plans for a specified period after his termination date (for Mr. DeIuliis, 30 months; for Messrs. Johnson and Dugan, 24 months; and for Mr. Rush, 18 months).

●	a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

●	any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs.

In addition, upon a CNX change in control (and/or a CNX Gas change in control, in the case of Messrs. DeIuliis and Johnson) all equity awards granted to each of the executives will become fully vested and/ or exercisable on the date the change in control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. If it is determined that any payment or distribution to an executive or for his benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the federal income tax laws, the executives (other than Messrs. Rush and Dugan) will be entitled to an additional amount, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the federal income tax laws, and any tax imposed upon the gross-up payment, will be equal to the excise tax on the payment.

In the case of Messrs. Rush and Dugan, the provisions of their CIC Agreements provide that in the event that any payment or distribution by CNX would constitute an “excess parachute payment” within the meaning of Section 280G, CNX will limit such payments to an amount below the excess parachute payment amount, such that there will not be any excise tax on such payments.

The CIC Agreements contain confidentiality, non-competition and non-solicitation obligations. The named executives have each agreed not to compete with the business for one year, or to solicit employees for two years, following a termination of employment, when such executive is receiving severance benefits under a CIC Agreement.

No payments are made or benefits provided under the CIC Agreements unless the executive executes, and does not revoke, a written release of any and all claims (other than for entitlements under the terms of the agreement or which may not be released under the law).

“Cause,” under the CIC Agreements, is a determination by the Board (or the CNX Gas Board in the case of Messrs. DeIuliis and Johnson) that the executive has:

(a)	been convicted of, or has pleaded guilty or nolo contendere to, any felony or any misdemeanor involving fraud, embezzlement or theft; or

(b)	wrongfully disclosed material confidential information of the Corporation or any subsidiary (including CNX Gas), has intentionally violated any material express provision of the Corporation’s code of conduct for executives and management employees (as then in effect) or has intentionally failed or refused to perform any of his material assigned duties for the Corporation (or CNX Gas in the case of Messrs. DeIuliis and Johnson), and any such failure or refusal has been demonstrably and materially harmful to the Corporation (or CNX Gas, in the case of Messrs. DeIuliis and Johnson).

Notwithstanding the foregoing, the executive will not be deemed to have been terminated for “cause” under clause (b) above unless the majority of the members of the Board (or the CNX Gas Board, in the case of Messrs. DeIuliis and Johnson) plus one member of such board, find that, in its good faith opinion, the executive has committed an act constituting “cause,” and such resolution is delivered in writing to the executive.

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A “change in control” under the CIC Agreements means the occurrence of any of the following events (for purposes of this section, with respect to Messrs. DeIuliis and Johnson, where applicable, references to the “Corporation” also include the Corporation’s subsidiary, CNX Gas; references to the “Board” also include the CNX Gas Board; references to “shareholders of the Corporation” also include shareholders of CNX Gas and references to “voting stock” also include securities of CNX Gas):

(i)	the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the combined voting power of the then outstanding voting stock of the Corporation; provided, however, that the following acquisitions will not constitute a change in control: (A) any issuance of voting stock of the Corporation directly from the Corporation that is approved by the then incumbent Board, (B) any acquisition by the Corporation (or any subsidiaries) of voting stock of the Corporation, (C) any acquisition of voting stock of the Corporation by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary of the Corporation, (D) any acquisition of voting stock of the Corporation by an underwriter holding securities of the Corporation in connection with a public offering thereof, or (E) any acquisition of voting stock of the Corporation by any person pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) below; or

(ii)	individuals who constitute the Board as of the agreement date (or in the case of Messrs. DeIuliis and Johnson, individuals who constitute the CNX Gas Board other than at a time when the Corporation and/or its subsidiaries beneficially own more than 50% of the total voting stock of CNX Gas) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s shareholders (or CNX Gas’s shareholders, in the case of Messrs. DeIuliis and Johnson) was approved by a vote of at least two-thirds of the directors then comprising the incumbent Board are deemed to have then been a member of the incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)	consummation of a reorganization, merger or consolidation of the Corporation or a direct or indirect wholly owned subsidiary of the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or other transaction involving the Corporation, unless, in each case, immediately following such transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power or securities of the then outstanding shares of voting stock or securities of the entity resulting from such transaction or any direct or indirect parent corporation thereof, (B) no person other than the Corporation beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof and (C) at least a majority of the members of the Board of the entity resulting from such transaction or any direct or indirect parent corporation thereof were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such transaction;

(iv)	approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation, except pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) above; or

(v)	in the case of Messrs. DeIuliis’ and Johnson’s CIC Agreements, other than a time when CNXand/or its subsidiaries beneficially own less than 50% of the total voting stock of CNX Gas, a CNX change in control (as described in clauses (i) through (iv) above).

A “constructive termination” means:

●	a material adverse change in position;

●	a material reduction in annual base salary or target bonus or a material reduction in employee benefits;

●	material adverse change in circumstances as determined in good faith by the executive, including a material change in the scope of business or other activities for which the executive was responsible for prior to the change in control, which has rendered the executive unable to carry out, has materially hindered his performance of, or has caused him to suffer a material reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position he held immediately prior to the change in control, as determined by him;

●	the liquidation, dissolution, merger, consolidation or reorganization of the Corporation (or CNX Gas, in the case of Messrs. DeIuliis and Johnson) or transfer of substantially all of CNX’s (or CNX Gas’s, in the case of Messrs. DeIuliis and Johnson) business or assets unless the successor assumes all duties and obligations of the Corporation (or CNX Gas, in the case of Messrs. DeIuliis and Johnson) under the applicable CIC Agreement; or

●	the relocation of the executive’s principal work location to a location that increases his normal commute by 50 miles or more or that requires travel increases by a material amount.

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Stock Options

In the event that a named executive’s employment with the Corporation (including any affiliate of the Corporation) is terminated for “cause” (as defined in our Plan) or the named executive breaches non-competition or proprietary information covenants (see description below), then any stock option (whether vested or unvested) that is granted to the named executive will be canceled and forfeited in its entirety on the date of termination of employment or breach of covenant, as applicable. In addition, any stock option exercised during the six-month period prior to such termination of employment or breach of covenant, as applicable, will be rescinded, and the named executive will be required to pay to the Corporation within 10 days an amount in cash equal to the gain realized by the exercise of the stock option.

In the event that the named executive’s employment terminates voluntarily, due to “disability” (as defined in our Plan) or by the Corporation without “cause” (as defined in our Plan), the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of 90 days following termination or until the expiration date of the stock option. Notwithstanding the previous sentence, if such termination occurs by reason of an “incapacity retirement” as defined in the Pension Plan (or any successor plan) and as provided in the award agreement, then in that event the non-vested portion of the stock option will continue to vest and become exercisable in the ordinary course and will remain exercisable until the stock option’s expiration date.

In the event that employment with the Corporation (including any affiliate) is terminated without cause and after a decision that such termination qualifies for special vesting treatment, the non-vested portion of a stock option will continue to vest and become exercisable in accordance with the vesting schedule set forth in the award agreement, and will remain exercisable until the expiration date. In the event that the named executive’s employment is terminated by reason of death, the non-vested portion of the stock option will vest in its entirety immediately upon the date of death and will remain exercisable for the lesser of a period of three years following death or the expiration date.

RSUs

All shares subject to RSU awards that are issued under our Plan will vest (i.e., will not be subject to forfeiture as the result of employment termination) upon the occurrence of certain specified termination of employment events such as “incapacity retirement” under the Pension Plan, as in effect at that time, termination of employment by reason of death or as part of a reduction in force as specified and implemented by the Corporation, or without cause and after a decision that such termination without cause qualifies for special vesting treatment. In no event will any shares vest in the event employment with the Corporation is terminated for “cause” as defined in our Plan (see below) or if a named executive leaves the Corporation’s employment for any reason other than in connection with a special vesting event.

In addition, if employment is terminated for cause or the named executive breaches the non-competition or proprietary information covenants (see below), then, in addition to awards being cancelled with respect to any unvested shares, the named executive will also forfeit all of his right, title and interest in and to any shares which have vested under existing awards and which are held by him at that time or are otherwise subject to deferred issuance. In addition, to the extent a named executive has sold any of his vested shares within the six month period ending with the date of the named executive’s termination for cause or breach of the non-competition or proprietary information covenants or at any time thereafter, then the named executive will be required to repay to the Corporation, within 10 days after receipt of written demand from the Corporation, the cash proceeds received upon each such sale, provided the demand is made by the Corporation within one year after the date of that sale.

In the event employment is terminated because of a reduction in force, the named executive will not be subject to the non-competition and certain non-solicitation provisions contained in the award agreement.

PSUs

The PSU awards also include special vesting provisions in connection with certain employment termination circumstances.

In the event the named executive’s employment with the Corporation (or an affiliate) is terminated (i) on or after the date the named executive has reached the age of 62, (ii) on account of death or disability, or (iii) by action taken by the Corporation (including any affiliate) without cause and after a decision that such termination without cause qualifies for special vesting treatment (a “Qualifying Separation”), the named executive will be entitled to retain the PSUs and receive payment therefore, to the extent earned and payable; provided, however, that in the case of a termination on or after the named executive has reached the age of 62 or on account of disability, the named executive will only be entitled to retain a prorated portion of the PSUs determined at the end of the performance period, based on the ratio of the number of complete months that the named executive worked in the performance period.

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If the named executive’s employment with the Corporation or any affiliate generally is terminated for any other reason, including by the named executive voluntarily, or by the Corporation (including any affiliate) with or without cause (other than in connection with a Qualifying Separation), the PSUs awarded to the named executive will be cancelled and forfeited.

Equity Incentive Plan Definitions

The following definitions and provisions are set forth in our Plan:

“Cause” is defined, unless otherwise defined in the applicable award agreement, as a determination by the Compensation Committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Corporation, deliberately and repeatedly violated the rules of the Corporation or the valid instructions of the Board or an authorized officer of the Corporation, made any unauthorized disclosure of any of the material secrets or confidential information of the Corporation, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Corporation.

“Disability” is defined, unless otherwise defined in the applicable award agreement, as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months) to perform for the Corporation or an affiliate of the Corporation substantially the same services as he or she performed prior to incurring the incapacity or injury.

Change in Control and Restrictive Covenant Provisions – CNX Options, RSUs, and PSUs

All CNX option, RSU and PSU awards, whether or not vested, vest upon a change in control, which is defined under our Plan as (unless otherwise defined in the applicable award agreement) the earliest to occur of:

●	any one person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of Corporation stock), or more than one person acting as a group, is or becomes the beneficial owner of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of the Corporation’s shares;

●	a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

●	the sale of all or substantially all of the Corporation’s assets.

However, in the event the accelerated vesting of the awards, either alone or together with any other payments or benefits to which the named executive may otherwise become entitled from the Corporation in connection with the “change in control” would, in the Corporation’s good faith opinion, be deemed to be a parachute payment under Section 280G of the Code (or any successor provision), then, unless any agreement between the named executive and the Corporation provides otherwise, the number of options and RSUs which vest on this accelerated basis will be reduced to the extent necessary to assure, in the Corporation’s good faith opinion, that no portion of the accelerated award will be considered such a parachute payment.

All CNX option, RSU and PSU awards contain a covenant regarding confidential information and trade secrets, pursuant to which the recipient must agree, at any time during or after his or her employment with the Corporation, not to disclose or use for his or any other person or entity’s own benefit or purposes, other than the Corporation and its affiliates, any proprietary confidential information or trade secrets, which are unique to the Corporation and not generally known to the industry or the public. In addition, upon termination with the Corporation for any reason, the award recipient must immediately return all materials relating to the business of the Corporation and its affiliates, excluding personal notes, notebooks and diaries, and may not retain or use for such person’s own account at any time any trade names, trademarks or other proprietary business designation used or owned in connection with the business of the Corporation or its affiliates.

With respect to outstanding PSUs, upon a change in control, the applicable performance goals will be deemed to have been achieved on such date and the PSUs will be paid based on performance relative to such goals as of such date, with the value of such PSUs to be settled on the closing date of the change in control transaction; provided, however, that in the event of a change in control, PSUs may be settled in cash and/or securities or other property.

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Supplemental Retirement Plan

If a participant’s employment with CNX or any subsidiary terminates for “cause” (which is defined in the Supplemental Retirement Plan to include a violation of any nonsolicitation, noncompetition or nondisclosure provision contained in any agreement entered into by and between a participant and CNX or any subsidiary), no benefits will be payable under the Supplemental Retirement Plan. Additionally, each participant agrees by participating in the Supplemental Retirement Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six (6) months prior to the date of the earliest breach. A forfeiture of Supplemental Retirement Plan benefits will also occur for certain cause events even if the event does not occur or is not discovered until after any termination of employment. Benefits under the Supplemental Retirement Plan will immediately vest upon death or disability of a participant or upon a “change in control” (as described below).

Further, the participant will be entitled to receive the vested benefits in a lump sum payment if the participant’s employment is terminated after, or in connection with, a “change of control” (as defined in the Supplemental Retirement Plan) on account of: (i) an involuntary termination associated with a change in control within the two year period after the change in control, or (ii) a termination by CNX other than for cause or due to the participant’s death or disability that (A) occurs not more than three months prior to the date on which a “change in control” occurs or (B) is required by a third party who initiates a change in control.

The benefit will be calculated as if the participant terminated on the date of the change in control, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with the Corporation. See “Understanding our Pension Benefits Table” on page 55 for more information regarding the Supplemental Retirement Plan.

New Restoration Plan

In the event a participant in the New Restoration Plan terminates employment with CNX and its subsidiaries in connection with a “change in control” (as defined in the New Restoration Plan), the participant is entitled to a contribution to the New Restoration Plan for the year in which the termination occurs. If such termination occurs prior to September 30 of a calendar year, then such contribution will be based upon the participant’s base salary and target bonus for the year and, if such termination occurs on or after September 30, such contribution will be based upon the participant’s base salary and actual bonus for the year. Notably, the same contribution treatment applies for participants who incur an involuntary termination of employment due to death, disability, incapacity retirement or reduction in force, and the same compensation treatment for terminations that occur on or after September 30 applies to participants who voluntarily resign. If a participant’s employment terminates on account of “cause” (as defined in the New Restoration Plan), no benefits will be payable. Additionally, each participant agrees by participating in the New Restoration Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of cause, the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six (6) months prior to the date of the earliest breach. A forfeiture of New Restoration Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment.

Severance Pay Plan for Salaried Employees

Eligible employees of CNX are entitled to receive benefits under the Severance Pay Plan immediately upon completion of one year of continuous service with CNX. Pursuant to the terms of the Severance Pay Plan, upon an involuntary termination that is part of a workforce reduction, the employee is entitled to one week’s compensation for each completed full year of continuous service, up to a maximum of 25 weeks’ compensation, subject to the Severance Pay Plan’s reemployment provisions described below. Benefits under the Severance Pay Plan do not apply where the employee is terminated for “cause” (as defined in the Severance Pay Plan) or resigns, or where such employee’s employment ends in connection with the sale of stock or all or part of the CNX asset and the employee is offered employment by the purchaser (or its affiliate) of the stock or all or part of the CNX asset.

Calculation of the one week’s compensation is made on the basis of straight time pay (excluding any bonus or overtime compensation) for such employee’s permanently assigned position. In addition to severance benefits, employees are granted any vacation pay to which they are entitled. Employees with less than one year of service are paid only up to and including the date of termination.

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In the event that the terminated employee is re-employed as a full-time employee before the severance pay period has expired, the employee shall reimburse CNX for the amount of severance benefits which relate to the unexpired period. If the employee was granted vacation pay, the employee may, at his or her option, remit the vacation pay to CNX and schedule a later vacation at a time mutually agreed upon with CNX.

Employees will not be entitled to severance under this plan unless and until such employee executes, and does not revoke, a release, deemed satisfactory by CNX, waiving any and all claims against CNX, its affiliates and subsidiaries and all related parties.

2017 Pay Ratio Information

2017 Pay Ratio

The SEC requires disclosure of the annual total compensation of our President and CEO, Mr. DeIuliis, the annual total compensation of our “median employee” (determined by excluding our President and CEO), and the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). For fiscal year 2017, the values are as follows:

●	Mr. DeIuliis’ annual total compensation – $10,585,778

●	Median employee’s annual total compensation – $129,390

●	Ratio of Mr. DeIuliis’ to the median employee’s annual total compensation – 1:82

Pay Ratio Methodology

SEC rules allow CNX to select a methodology for identifying the median employee in a manner that is most appropriate, based on CNX’s size, organizational structure, and compensation plans, policies, and procedures. In determining the median employee, CNX selected December 1, 2017 as its determination date, which date is within the last three months of CNX’s last completed fiscal year. As of this date, CNX employed 562 persons.

We have determined the 2017 annual total compensation of our median employee to be $129,390. The median employee is a full-time, salaried employee who was selected using base salary and cash bonus payout under the STIC, which were applied consistently across CNX’s entire employee population for the trailing 12-month period preceding December 1, 2017. We believe that these elements reasonably reflect the annual compensation of our general employee population. In determining the median employee, CNX did not use any of the exemptions permitted under SEC rules. Similarly, CNX did not rely on any material assumptions, adjustments or estimates in order to identify the median employee or to determine annual total compensation or any elements of annual total compensation for that employee or Mr. DeIuliis.

After identifying the median employee, CNX calculated the median employee’s annual total compensation, as described above, for purposes of developing the comparison of Mr. DeIuliis’ annual total compensation to such median employee’s annual total compensation.

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ACCOUNTANTS AND AUDIT COMMITTEE

Audit Committee Report

The Audit Committee has reviewed and discussed with management of CNX and Ernst & Young LLP (“EY”), the independent registered public accounting firm serving as the independent auditor of the Corporation for the fiscal year ended December 31, 2017, the audited financial statements of the Corporation for the fiscal year ended December 31, 2017 (the “Audited Financial Statements”). In addition, we have discussed with EY the matters required to be discussed relating to the conduct of the audit under the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (Auditing Standard No. 1301 – Communications with Audit Committees) relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the registered public accountant’s activities or access to requested information and any significant disagreements with management.

The Audit Committee also has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with that firm its independence from the Corporation and its subsidiaries. The committee also discussed with management of the Corporation and EY such other matters and received such assurances from them as the Committee deemed appropriate.

Management is responsible for the Corporation’s internal controls and the financial reporting process. EY is responsible for performing an independent audit of CNX’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of EY with respect to the Audited Financial Statements and the other matters described above, and relying thereon, the Audit Committee has recommended to the Board the inclusion of the Audited Financial Statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Members of the Audit Committee:

Bernard Lanigan, Jr., Chairman

William E. Davis

William N. Thorndike, Jr.

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates the Report by reference therein.

Independent Registered Public Accounting Firm

E&Y was the independent registered public accounting firm selected by the Corporation’s Audit Committee as the independent auditor for the fiscal years ended December 31, 2017 and December 31, 2016.

The following table presents fees billed for professional audit services rendered by E&Y in connection with its audits of CNX’s annual financial statements for the years ended December 31, 2017 and December 31, 2016 and fees for other services rendered by E&Y during those periods.

	2017 (E&Y Fees)	2016 (E&Y Fees)
Audit Fees	$3,313,731	$2,518,954
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$1,995	$1,995
TOTAL	$3,315,726	$2,520,949

As used in the table above, the following terms have the meanings set forth below.

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Audit Fees

The fees for professional services rendered in connection with the audit of CNX’s annual financial statements, for Sarbanes-Oxley attestation procedures, for the review of the financial statements included in CNX’s Quarterly Reports on Form 10-Q and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

All Other Fees

These fees were for a subscription to EY’s GAAIT service, an electronic accounting and research tool offered by E&Y.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. All of the services performed by EY in 2017 and 2016 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. Proposed services may require specific pre-approval by the Audit Committee (e.g., annual financial statement audit services) or alternatively, may be pre-approved without consideration of specific case-by-case services (e.g., audit related and tax services). In either case, the Audit Committee must consider whether such services are consistent with SEC rules on auditor independence.

Proposal No. 2	Ratification of Anticipated Appointment of Independent Auditor

The Audit Committee anticipates appointing EY as the independent registered public accounting firm to serve as the independent auditor for CNX in respect of the fiscal year ended December 31, 2018. The Audit Committee recommends that the shareholders of CNX ratify this anticipated appointment.

If the shareholders of CNX do not ratify the anticipated appointment of EY as the independent registered public accounting firm to serve as the independent auditor for the fiscal year ending December 31, 2018, this appointment will be reconsidered by the Audit Committee, including whether it should appoint an alternative independent auditor.

Representatives of EY are expected to be present at the Annual Meeting and will have an opportunity to address the meeting and respond to appropriate questions.

The Board of Directors Unanimously Recommends that you vote “FOR” the Ratification of the Anticipated Appointment of EY as Independent Auditor for the Fiscal Year Ending December 31, 2018.

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Proposal No. 3	Approval of CNX’s Executive Compensation

Pursuant to Section 14A of the Exchange Act, the Corporation is required to provide its shareholders with the opportunity to cast a non-binding advisory vote on compensation paid to our named executives. At our 2011 and 2017 annual meetings of shareholders, our shareholders voted to conduct this advisory vote on an annual basis, which we will continue to do until the next vote on the frequency of holding our advisory say-on-pay votes.

As described in detail in the “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

●	links a significant portion of total compensation to performance, which we believe will create long-term shareholder value;

●	consists primarily of stock-based compensation, which encourages our named executives to act as owners of the Corporation;

●	is tied to overall corporate performance, financial and operational goals (annual and long-term);

●	enhances retention in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions;

●	discourages unnecessary and excessive risk-taking; and

●	provides a competitive total pay opportunity.

The Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goal of aligning our executive compensation structure with our shareholders’ interests and current market practices. Please read “Compensation Discussion and Analysis” beginning on page 32, which describes the Corporation’s executive compensation program and the decisions made by the Compensation Committee in 2017 in more detail, including information about the fiscal year 2017 compensation paid to our named executives.

CNX has a consistent record of delivering solid financial results for our shareholders. For a discussion of the Corporation’s significant achievements in 2017, see the “Proxy Summary” on page 6. We believe that our executive compensation programs have played a material role in our ability (i) to drive the strong financial results described in “Compensation Discussion and Analysis” and (ii) to attract and retain a highly experienced, successful team to manage the Corporation.

We are asking our shareholders to indicate their support for the compensation paid to our named executives in 2017 as described in this Proxy Statement (including the Compensation Discussion and Analysis, the compensation tables and other related compensation disclosures required by Regulation S-K Item 402 and contained herein). This proposal is intended to give our shareholders the opportunity to express their views on the compensation paid to our named executives in 2017. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our named executives, and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our shareholders to vote “FOR,” on an advisory basis, the compensation paid to our named executives in 2017, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and to adopt the following resolution at the 2017 Annual Meeting:

“RESOLVED, that the compensation paid to the Corporation’s named executives, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Corporation, the Board or the Compensation Committee. However, our Board and our Compensation Committee, which is responsible for designing and administering the Corporation’s executive compensation program, value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our named executives in 2017, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors Unanimously Recommends that you vote “FOR” the Compensation Paid to our Named Executives in 2017, as Disclosed in this Proxy Statement, Pursuant to the Compensation Disclosure rules of the SEC.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE CNX EQUITY COMPENSATION PLAN

The following table summarizes the Corporation’s equity compensation plan information as of December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by security holders as of 12/31/17	8,616,685	(1)	$30.31	(2)	7,411,400
Equity compensation plans not approved by security holders	—		—		—
TOTAL	8,616,685	(1)	$30.31	(2)	7,411,400

(1)	Of this total, 5,114,676 shares are subject to outstanding stock options, 937,462 shares are subject to outstanding RSUs, 18,463 shares are subject to outstanding DSUs, and 2,546,084 shares are subject to outstanding PSUs (assuming maximum payout).

(2)	The weighted-average exercise price does not take into account the RSUs, DSUs or PSUs.

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ADDITIONAL MATTERS

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Any proposal submitted by a shareholder for inclusion in the next annual meeting Proxy Statement must (a) conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and (b) be received by the Corporate Secretary of CNX at our principal executive offices no later than 5:30 p.m. Eastern Standard Time on November 29, 2018. Any such proposal should be addressed to the Corporate Secretary, CNX Resources Corporation, 1000 CONSOL Energy Drive, Canonsburg, PA 15317. There is more information below regarding the content of proposals.

CNX’s Amended and Restated Bylaws require that all shareholder proposals to be submitted at the annual meeting, but not included in the Corporation’s Proxy Statement, be received by the Corporate Secretary of CNX as written notice no later than the close of business on February 8, 2019, nor earlier than the close of business on January 9, 2019, together with certain information specified in the Amended and Restated Bylaws. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by CNX.

General Information Regarding the Requirements for Shareholder Nominations of Directors

Any shareholder desiring to nominate an individual for election as a director of CNX must submit to the Corporate Secretary the information required by Section 2.8 of CNX’s Amended and Restated Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made, (iii) a written representation and agreement of the nominee in the form provided by the Corporate Secretary that they are not party to and will not become party to any agreement about how they will vote, and (iv) the nominee’s executed irrevocable conditional resignation letter. In addition, CNX may require the shareholder to provide such further information as it may reasonably request. To be timely, a shareholder nomination must be received within the timeframe described above for proposals to be submitted at the annual meeting but not included in CNX’s Proxy Statement.

Additionally, CNX’s Bylaws provide “proxy access” rights to shareholders that provide notice to CNX consistent with the requirements set forth in the Bylaws (the “proxy access notice”). A summary of these procedures is as follows. As set forth in Section 2.14 of our Bylaws, a shareholder, or group of twenty or fewer shareholders, that (i) own at least 3% of the aggregate voting power of the outstanding shares of the Corporation entitled to vote generally for the election of directors and (ii) have owned such shares continuously for at least three years as of the date that the Corporation receives the proxy access notice and as of the record date for determining shareholders eligible to vote at the applicable annual meeting of shareholders, may nominate candidates to serve on the Board and have such candidates included in CNX’s Proxy Statement. The shareholder(s) may nominate director candidates constituting the greater of (i) two individuals or (ii) the largest whole number that does not exceed 20% of the number of directors in office on the last day on which the proxy access notice may be delivered, consistent with the requirements set forth in the Bylaws, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in Section 2.14 of our Bylaws. To be timely, the proxy access notice must be delivered to the Corporate Secretary of CNX at CNX’s principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that CNX mailed its proxy statement for the preceding year’s annual meeting of shareholders (i.e., for the 2019 annual meeting of shareholders, no later than November 29, 2018 and no earlier than October 30, 2018). The proxy access notice must contain the information required in our Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements set forth in Sections 2.8 and 2.14 of CNX’s Bylaws.

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Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. CNX and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker or CNX that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or CNX if holding registered shares. CNX will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, shareholders should notify their broker or CNX. Any such written notice directed to CNX should be addressed to the Investor Relations department of CNX Resources Corporation, 1000 CONSOL Energy Drive, Canonsburg, PA 15317, or oral notice may be given by calling CNX at (724) 485-4000:

●	to receive a separate copy of the annual report or proxy statement for this meeting;

●	to receive separate copies of those materials for future meetings; or

●	if the shareholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements.

Other

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By the Order of the Board of
Directors of CNX Resources Corporation

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Appendix A	Reconciliation of Non-GAAP Measures

162(m) Considerations

STIC 2017

The 2017 STIC was designed to comply with Section 162(m) of the Code by including a funding pool of 2% of 2017 annual EBITDA (or 2% of $621,560,000). The 2017 EBITDA pool was $12,431,000. The 2017 STIC Plan payout was based upon a free cash flow metric. This metric for 2017 was $699,210,000. Both measures were calculated as described below under “Calculation for the 2017 Performance Period of the STIC” and the tables on the following pages.

PSUs (2015-2017)

The 2015-2017 PSU awards were designed to comply with Section 162(m) of the Code by having a threshold cumulative EBITDA goal for the 2015–2017 performance period (before determining performance) and by containing objective, performance-based three-year cumulative conditions of TSR and ROCE. The TSR relative to the S&P 500 was not achieved. The actual TSR was at the 4.8 percentile which did not meet the goal of the 25th percentile for a 50% payout. The ROCE metric was achieved at 11.43% which exceeded the 8.0% threshold for a 200% payout. The ROCE goal was calculated as provided below under “Calculation for the 2015-2017 PSUs.”

Net Asset Value

Net Asset Value, or NAV, is a non-GAAP measure calculated as the value of total assets less the value of total liabilities divided by the total number of outstanding shares as of a specific date. There is no comparable GAAP measure provided in CNX’s financial statements and, thus, no applicable reconciliation.

Calculations of EBITDA, Free Cash Flow, and ROCE

We define EBITDA as earnings before deducting net interest expense (interest expense less interest income), income taxes, and depreciation, depletion, and amortization. ROCE is defined as return on capital employed.

Calculations for the 2017 Performance Period of the STIC

●	EBITDA Pool. Adjusted per Program Document (2017): The EBITDA pool of $12,431,000 for the 2017 Executive STIC was calculated as 2% of $621,560,000. The EBITDA funding pool was calculated without regard to: (i) the effect of changes in accounting principles; (ii) expenses associated with reorganizations and/or restructuring programs, including, but not limited to, reductions in force (pursuant to ASC 420) and early retirement incentives; (iii) the impairment of tangible or intangible assets (pursuant to ASC 360); (iv) all gains or losses on sales of assets; and (v) any unusual or infrequent items reported in CNX’s earnings release.
●	Cash Flow Metric (2017). The STIC cash flow metric was calculated as Operating Cash Flow - Capital Expenditures + Asset Sales + Net Investment in CNXM.

Calculations for the 2015-2017 PSUs

●	ROCE. ROCE will be calculated as a three-year average. On an annual basis, ROCE will be calculated using (A) net income plus after-tax cost of interest as the numerator (without regard to: (i) fluctuations in natural gas and coal prices from those prices used in the Board-approved profit objective; (ii) the effect of changes in accounting principles; (iii) expenses associated with reorganizations and/or restructuring programs, including, but not limited to, reductions in force (pursuant to ASC 420) and early retirement incentives; (iv) the impairment of tangible or intangible assets (pursuant to ASC 360); (v) all gains or losses on sales of assets; and (vi) any extraordinary, unusual, or infrequent items reported in CNX’s earnings release) and (B) net assets (average of current and prior year-end balance: total assets minus total liabilities plus all interest-bearing debt) as the denominator.
●	EBITDA Threshold. Before determining performance relative to the TSR and ROCE metrics, the Compensation Committee decided that the awards would not be earned unless 50% of the Board-approved cumulative EBITDA goal for the 2015-2017 performance period ($2.0 billion) was attained ($5.0 billion actual results).

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(1)	EBITDA POOL FOR 2017 STIC (000 OMITTED)

2017
Net Income (Loss)	$380,747
Less: Income from Discontinued Operations	$(85,708)
Add: Interest Expense	$161,443
Less: Interest Income	$(9,085)
Less: Income Taxes	$(176,458)
Earnings Before Interest & Taxes from Continuing Operations	$270,939
Income from Discontinued Operations	$85,708
Add: Interest Expense from Discontinued Operations	$16,050
Less: Interest Income from Discontinued Operations	$(1,789)
Add: Income Taxes from Discontinued Operations	$22,590
Earnings Before Interest & Taxes from Discontinued Operations	$122,559
EARNINGS (LOSS) BEFORE INTEREST & TAXES	$393,498
Earnings Before Interest & Taxes from Continuing Operations	$270,939
Add: Depreciation, Depletion & Amortization	$412,036
Earnings Before Interest, Taxes and DD&A	$682,975
Earnings Before Interest & Taxes from Discontinued Operations	$122,559
Add: Depreciation, Depletion & Amortization from Discontinued Operations	$157,303
Less: EBITDA Attributable to Non-controlling interest from Discontinued Operations	$(32,025)
Earnings (Loss) Before Interest, Taxes and DD&A from Discontinued Operations	$247,837
EARNINGS (LOSS) BEFORE INTEREST, TAXES AND DD&A ATTRIBUTABLE TO CNX RESOURCES CORPORATION SHAREHOLDERS	$930,812
Less: Unusual or Infrequent Items Reported in Earnings Release	$(248,104)
Add: Impairment of Tangible or Intangible Assets	$137,865
Less: Gains or Losses on Sales of Assets (Continuing and Discontinued Operations)	$(204,963)
Add: Expenses associated with Reorganizations	$5,950
ADJUSTED EBITDA FUNDING POOL	$621,560
2% of EBITDA Pool	$12,431

(2)	CASH FLOW FOR 2017 STIC (000 OMITTED)

STIC Cash Flow
Net Cash Provided By Operating Activities	$634,669
Capital Expenditures	$(632,753)
Proceeds From Sales of Assets	$417,879
Net Investment in Equity Affiliates	$42,873
Capital Expenditures of Discontinued Operations	$(70,621)
Proceeds From Asset Sales of Discontinued Operations	$24,488
Carry-over	$91,000
Proceeds from Separation	$425,000
Purchase of CNX Midstream	$(233,325)
STIC CASH FLOW	$699,210

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(3)	ROCE FOR 2015-2017 PSUs (000 OMITTED)

	2015	2016	2017
Total Assets	$11,292,273	$10,056,941	$9,372,830
Less: Total Current Liabilities	$(1,416,943)	$(1,310,476)	$(900,216)
Add: Current Portion of Debt	$6,926	$9,325	$20,797
Less: Long-Term Liabilities	$(4,782,707)	$(4,348,127)	$(4,395,140)
Add: Long-Term Portion of Debt	$2,995,791	$2,755,137	$2,917,366
AVERAGE CAPITAL EMPLOYED	$8,095,340	$7,162,800	$7,015,637
Net Income	$(364,475)	$(839,148)	$347,483
Income Tax Expense (Benefit)	$(134,425)	$(163,556)	$(91,996)
Effective Tax Rate	26.94%	16.31%	(36.01)%
Financing Costs:
Interest on Third-Party Debt	$194,091	$185,711	$167,641
All Other Financing Costs	$17,447	$17,825	$16,251
Total Financing Costs	$211,538	$203,536	$183,892
Total Financing Costs (After-Tax)	$154,541	$170,336	$114,749
Add: Adjustment for Flux in Gas Prices	$84,041	$435,682	$523,387
Add: Adjustment for Flux in Coal Prices	$140,323	$494,998	$359,557
Add: Adjustment for Reorganizations	$7,760	$4,061	$3,713
Add: Adjustment for Unusual, Infrequent, or Non-Recurring Items	$306,075	$698,602	$(171,714)
EARNINGS EXCLUDING FINANCING COSTS	$328,265	$964,531	$1,177,175
Average Capital Employed	$8,095,340	$7,162,800	$7,015,637
YTD ROCE	4.05%	13.47%	16.78%

(4)	EBITDA FOR 2015-2017 PSUs (000 OMITTED)

	2017	2016	2015
Net Income (Loss)	$380,747	$(848,102)	$(374,885)
Less: Income from Discontinued Operations	$(85,708)	$297,157	$(275,313)
Add: Interest Expense	$161,443	$182,195	$199,121
Less: Interest Income	$(9,085)	$(341)	$(1,889)
Less: Income Taxes	$(176,458)	$(34,403)	$(280,359)
Earnings Before Interest & Taxes from Continuing Operations	$270,939	$(403,494)	$(733,325)
Income from Discontinued Operations	$85,708	$(297,157)	$275,313
Add: Interest Expense from Discontinued Operations	$16,050	$14,057	$7,548
Less: Interest Income from Discontinued Operations	$(1,789)	$(1,172)	$(410)
Add: Income Taxes from Discontinued Operations	$22,590	$(129,153)	$145,934
Earnings Before Interest & Taxes from Discontinued Operations	$122,559	$(413,425)	$428,385
EARNINGS (LOSS) BEFORE INTEREST & TAXES	$393,498	$(816,919)	$(304,940)
Earnings Before Interest & Taxes from Continuing Operations	$270,939	$(403,494)	$(733,325)
Add: Depreciation, Depletion & Amortization	$412,036	$419,939	$371,783
Earnings Before Interest, Taxes and DD&A	$682,975	$16,445	$(361,542)
Earnings Before Interest & Taxes from Discontinued Operations	$122,559	$(413,425)	$428,385
Add: Depreciation, Depletion & Amortization from Discontinued Operations	$157,303	$193,008	$277,819
Less: EBITDA Attributable to Non-controlling interest from Discontinued Operations	$(32,025)	$(33,568)	$(18,874)
Earnings (Loss) Before Interest, Taxes and DD&A from Discontinued Operations	$247,837	$(253,985)	$687,330
EARNINGS (LOSS) BEFORE INTEREST, TAXES AND DD&A ATTRIBUTABLE TO CNX RESOURCES CORPORATION SHAREHOLDERS	$930,812	$(237,540)	$325,788
Less : Unusual or Infrequent Items Reported in Earnings Release	$(318,475)	$781,781	$(193,770)
Add: Impairment of Tangible or Intangible Assets	$137,865	$0	$828,905
Less: Gains or Losses on Sales of Assets (Continuing and Discontinued Operations)	$(204,963)	$72,286	$(74,510)
Add: Expenses Associated with Reorganizations	$5,950	$4,853	$10,622
Add: Fluctuations in natural gas and coal prices	$1,414,975	$1,112,056	$397,095
TOTAL EBITDA FOR PSU PROGRAM	$1,966,164	$1,733,436	$1,294,130

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Designed & published by  labrador-company.com

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 9, 2018.

Vote by Internet
• Go to www.envisionreports.com/CNX
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	x

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —

1.	The Board recommends a vote FOR all nominees.
	Election of Directors:	01 - J. Palmer Clarkson	02 - William E. Davis	03 - Nicholas J. Deluliis	04 - Maureen E. Lally-Green	05 - Bernard Lanigan, Jr.
06 - William N. Thorndike, Jr.

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

			01	02	03	04	05	06

	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐

2.	The Board recommends a vote FOR Proposal 2.

		For	Against	Abstain

	Ratification of Anticipated Selection of Independent Auditor: Ernst & Young LLP.	☐	☐	☐

3.	The Board recommends a vote FOR Proposal 3.

		For	Against	Abstain

	Approval, on an Advisory Basis, of Compensation Paid to CNX Resources Corporation’s Named Executives in 2017.	☐	☐	☐

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

1 U P X

02S0ZB

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CNX RESOURCES CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2018

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicholas J. DeIuliis, Stephen W. Johnson and Stephanie L. Gill, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares, on all matters designated on the reverse side or otherwise properly presented at the Annual Meeting of Shareholders of CNX Resources Corporation, as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of CNX Resources Corporation to be held on May 9, 2018 at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Wright Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of nominees in proposal 1, “FOR” ratification of Ernst & Young LLP in proposal 2, “FOR” the approval, on an advisory basis, of compensation paid to CNX Resources Corporation’s named executives in 2017 in proposal 3, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	x

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —

1.	The Board recommends a vote FOR all nominees.
	Election of Directors:	01 - J. Palmer Clarkson	02 - William E. Davis	03 - Nicholas J. Deluliis	04 - Maureen E. Lally-Green	05 - Bernard Lanigan, Jr.
06 - William N. Thorndike, Jr.

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

			01	02	03	04	05	06

	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐

2.	The Board recommends a vote FOR Proposal 2.

		For	Against	Abstain

	Ratification of Anticipated Selection of Independent Auditor: Ernst & Young LLP.	☐	☐	☐

3.	The Board recommends a vote FOR Proposal 3.

		For	Against	Abstain

	Approval, on an Advisory Basis, of Compensation Paid to CNX Resources Corporation’s Named Executives in 2017.	☐	☐	☐

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

1 U P X

02S10B

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting.

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CNX RESOURCES CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2018

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicholas J. DeIuliis, Stephen W. Johnson and Stephanie L. Gill, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares, on all matters designated on the reverse side or otherwise properly presented at the Annual Meeting of Shareholders of CNX Resources Corporation, as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of CNX Resources Corporation to be held on May 9, 2018 at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Wright Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of nominees in proposal 1, “FOR” ratification of Ernst & Young LLP in proposal 2, “FOR” the approval, on an advisory basis, of compensation paid to CNX Resources Corporation’s named executives in 2017 in proposal 3, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

 B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.